AGREEMENT OF PURCHASE AND SALE

by and between

FRP HOLDINGS, INC., as PARENT

THE SELLERS NAMED HEREIN, as SELLERS

and

BRE FOXTROT PARENT LLC, as BUYER

Dated as of March 22, 2018

TABLE OF CONTENTS

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Section 16.23. Joint and Several Liability	65
Section 16.24. State Specific Provisions	65
Section 16.25. 1031 Exchange	65
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SCHEDULES
Schedule A-1 and A-2	Property
Schedule 1.1(a)	Existing Mortgages
Schedule 1.1(b)	Major Leases
Schedule 1.1(c)	Surveys
Schedule 1.1(d)	Title Commitments
Schedule 1.1(e)	Incentive Compensation Agreements
Schedule 1.1(f)	Existing Violations
Schedule 1.1(g)	Crossroads Outparcel
Schedule 2.1(c)(iii)	Additional Excluded Assets
Schedule 2.2(a)	Allocated Asset Value and Earnest Money
Schedule 3.1(c)	Consents Required
Schedule 3.2(a)	Material Contracts
Schedule 3.2(b-1)	Space Leases
Schedule 3.2(b-2)	Offsets, Counterclaims, Deductions and Prepaid Rents
Schedule 3.2(b-3)	Leasing Costs
Schedule 3.2(b-4)	Security Deposits
Schedule 3.2(b-5)	Space Lease Defaults
Schedule 3.2(c)	Brokerage Commissions
Schedule 3.2(d)	Casualty; Condemnation
Schedule 3.2(e)	Litigation
Schedule 3.2(h)	Options
Schedule 3.2(i)	Permits
Schedule 3.2(j)	Insurance
Schedule 3.2(l)	Environmental Reports
Schedule 3.2(m)	REAs
Schedule 3.2(n)	Association Documents
Schedule 3.2(p)	Affiliate Agreements
Schedule 3.2(r)	Neighboring Land
Schedule 3.2(s)	Municipal Letters of Credit
Schedule 3.3(c)(ii)	YBR Letter of Intent
Schedule 3.3(f)	Capital Expenditures Work
Schedule 3.3(g)	Landlord Work
Schedule 3.4(a)	Tenant Estoppel Requirements
Schedule 3.4(d)	Tenant Estoppel Termination Rights
Schedule 3.5	LOC Work Projects
Schedule 4.2	Assumed Contracts
Schedule 8.2	Non-Permitted Exceptions

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EXHIBITS
Exhibit A-1 – A-3	Form of Tenant Estoppel Certificates
Exhibit B-1	Form of Association Estoppel Certificate
Exhibit B-2	Form of REA Estoppel Certificate
Exhibit C	Form of Assignment of Leases
Exhibit D	Form of Assignment of Contracts
Exhibit E	Form of Tenant Notices
Exhibit F	Form of Assignment of Licenses, Permits, Warranties and General Intangibles
Exhibit G-1 – G-3	Forms of Deed (State-Specific)
Exhibit H	Form of Bill of Sale
Exhibit I-1 – I-2	Form of FIRPTA Certificate
Exhibit J	Form of Title Affidavit
Exhibit K	Voting Agreement
Exhibit L	LOC Work Access Agreement

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AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE, made as of the 22nd day of March, 2018 by and between FRP Holdings, Inc., a Florida corporation (“Parent”), each of the entities listed in the column entitled “Sellers” on Schedule A-1 attached hereto and made a part hereof (collectively, “Seller”) and BRE FOXTROT PARENT LLC, a Delaware limited liability company (“Buyer”).

BACKGROUND

A.                Seller is the owner of the land as more particularly described on Schedule A-2 and the buildings and other improvements thereon which are identified by the street addresses listed in the column entitled “Property” opposite their names on Schedule A-1 attached hereto and made a part hereof (collectively, the “Property”).

B.                 The Property, together with the Asset-Related Property (as defined below) shall be referred to herein, collectively, as the “Assets”.

C.                 Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller’s right, title and interest in the Assets on the terms and conditions hereinafter set forth.

D.                Concurrently with the execution and delivery of this Agreement, certain shareholders of Parent have entered into a voting and support agreement, dated as of the date hereof, in substantially the form set forth in Exhibit K, pursuant to which, among other things, such shareholders have agreed to vote their shares of Parent Common Stock in favor of adoption of this Agreement and the approval of the transactions contemplated hereby as set forth therein (the “Voting Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1.            Defined Terms. The capitalized terms used herein will have the following meanings.

“11500 Crossroads Property” shall mean the individual Property located at 11500 Crossroads Circle, Middle River, Maryland 21220.

“AC Lease” shall mean that certain Lease Agreement, by and between FRP Hollander 95, LLC and Architectural Ceramics, Inc., dated March 18, 2013, as amended by First Amendment to Lease dated June 7, 2013, as amended by Commencement Agreement dated August 5, 2013, and as amended by Second Amendment to Lease dated August 5, 2013.

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“AC Property” shall mean 1901 62nd Street, Baltimore, Maryland 21237.

“Acceptable Confidentiality Agreement” shall mean a confidentiality and standstill agreement that contains confidentiality provisions that are no less favorable in any material respect to Parent than those contained in that certain Confidentiality Agreement dated August 8, 2017.

“Access Agreement” shall have the meaning assigned thereto in Section 7.1.

“Acquisition Proposal” shall have the meaning assigned thereto in Section 14.2(g).

“Additional Rent” shall have the meaning assigned thereto in Section 10.1(a).

“Adverse Recommendation Change” shall have the meaning assigned thereto in Section 14.2(c).

“Affiliate” shall mean any Person, from time to time, that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity or voting interests, respectively, of such other Person.

“Affiliate Agreement” shall mean any agreement, license or contract, whether written or oral, relating to the operation, maintenance or management of the Asset or any portion thereof by and among Seller and/or any other Affiliate of Seller.

“Agreement” shall mean this Agreement of Purchase and Sale, together with the Exhibits and Schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Allocated Asset Value” shall mean the value allocated among the Assets as set forth on Schedule 2.2(a) hereto opposite the name of such Property.

“Allocated Earnest Money” shall mean the portion of the Earnest Money allocated among the Assets as set forth on Schedule 2.2(a) hereto opposite the name of such Property.

“Alternative Acquisition Agreement” shall have the meaning assigned thereto in Section 14.2(a).

“Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.1(f)(i).

“Applicable Law” shall mean all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, board of fire

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underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

“Asset-Related Property” shall have the meaning assigned thereto in Section 2.1(b).

“Assets” shall have the meaning assigned thereto in “Background” paragraph B.

“Assignment of Contracts” shall have the meaning assigned thereto in Section 6.1(a)(ii).

“Assignment of Leases” shall have the meaning assigned thereto in Section 6.1(a)(i).

“Assignment of Licenses, Permits, Warranties and General Intangibles” shall have the meaning assigned thereto in Section 6.1(a)(iv).

“Association” shall have the meaning assigned thereto in Section 3.2(n).

“Association Documents” shall have the meaning assigned thereto in Section 3.2(n).

“Association Estoppel” shall have the meaning assigned thereto in Section 3.3(h).

“Assumed Contracts” shall have the meaning assigned thereto in Section 4.2.

“Basket Limitation” shall mean an amount equal to $175,000.

“Broker” shall mean Eastdil Secured, L.L.C.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by Applicable Law to be closed in the city of New York, New York.

“Buyer” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Buyer-Related Entities” shall have the meaning assigned thereto in Section 11.1.

“Buyer’s Knowledge” shall mean the actual knowledge of Buyer based upon the actual knowledge of David Levine. The named individual shall have no personal liability by virtue of inclusion in this definition.

“Buyer’s Leasing Costs” shall have the meaning assigned thereto in Section 10.5.

“Cap Limitation” shall mean an amount equal to $10,767,000.

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“Capital Expenditures Work” shall have the meaning assigned thereto in Section 3.3(f).

“Claim Notice” shall have the meaning assigned thereto in Section 11.5.

“Claims” shall have the meaning assigned thereto in Section 7.3.

“Closing” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Date” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Documents” shall mean any certificate, assignment, instrument or other document delivered pursuant to this Agreement, including, without limitation, each of the documents to be delivered by Seller pursuant to Section 6.2 and by Buyer pursuant to Section 6.1.

“Closing Statement” shall have the meaning assigned thereto in Section 6.1(b)(ii).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Contractor” shall have the meaning assigned thereto in Section 3.5(a).

“Contracts” shall mean, collectively, all agreements or contracts of Seller, or entered into on behalf of Seller, relating to the ownership or operation of the Property, but excluding the Space Leases, the New Leases, any Affiliate Agreement and any written agreement or contract relating to any existing financing encumbering any of the Property.

“Crossroads Outparcel” shall mean Parcel A as shown on Plat One of Two entitled “Windlass Run Business Park” dated November 16, 2007 prepared by George William Stephens, Jr. and Associates, Inc. recorded April 8, 2008 in SM 78 Page 344, Land Records of Baltimore County, Maryland.

“Crossroads Parking Parcel” shall mean that certain portion of the Crossroads Outparcel marked in red on the survey depicted on Schedule 1.1(g) hereto.

“Deed” shall have the meaning assigned thereto in Section 6.2(a)(i).

“Earnest Money” shall have the meaning assigned thereto in Section 2.2(b).

“Earnest Money Escrow Account” shall have the meaning assigned thereto in Section 16.5(a).

“Effective Date” shall mean the date of this Agreement.

“Employee” means any individual currently or previously employed by any Person to provide services at or with respect to the Property.

“Employee Benefit Plans” means all employee benefit plans, as that term is defined in Section 3(3) of ERISA, and all other employment, severance pay, salary continuation,

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bonus, incentive, stock option, stock purchase, retirement, pension, welfare, training, vacation, fringe benefit, profit sharing, deferred compensation and other employee benefit plans, policies, programs, agreements or arrangements of any kind, in each case, for the benefit of any Employee.

“Environmental Claims” means any claim for reimbursement or remediation expense, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the presence or release of any Hazardous Materials over, on, in or under any Property, or the violation of any Environmental Laws with respect to any Property.

“Environmental Laws” shall mean any Applicable Laws which regulate or control (i) Hazardous Materials, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Materials or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (B) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (C) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (D) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (E) the Clean Water Act, 33 U.S.C. § 1251 et seq., (F) the Clean Air Act, 42 U.S.C. § 7401 et seq., (G) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and (H) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

“Environmental Liabilities” means any liabilities or obligations of any kind or nature imposed on the Person in question pursuant to any Environmental Laws, including, without limitation, any (i) obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential release of Hazardous Materials or other pollution or contamination of any water, soil, sediment, air or other environmental media, whether or not located on any Property and whether or not arising from the operations or activities with respect to any Property, and (ii) liabilities or obligations with respect to the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation of any Hazardous Materials.

“Environmental Reports” shall have the meaning assigned thereto in Section 3.2(l).

“ERISA” hall have the meaning assigned thereto in Section 3.1(h).

“Escrow Agent” shall have the meaning assigned thereto in Section 2.2(b).

“Escrowed Funds” shall have the meaning assigned thereto in Section 16.5(c).

“Exchange Act” shall mean means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” shall have the meaning assigned thereto in Section 2.1(c).

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“Excluded Option Property” shall have the meaning assigned thereto in Section 9.3(a).

“Executive Order” shall have the meaning assigned thereto in Section 3.1(f)(i).

“Existing Casualty / Condemnation” shall have the meaning assigned thereto in Section 3.2(d).

“Existing Lease” shall mean a Space Lease in existence as of the Effective Date.

“Existing Mortgage” shall mean, collectively, those certain mortgages, deeds of trust and similar documents listed on Schedule 1.1(a) hereto.

“Fixed Rents” shall have the meaning assigned thereto in Section 10.1(a).

“Government List” shall mean any of (i) the Denied Persons List and the Entities List maintained by the United States Department of Commerce, (ii) the Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List maintained by OFAC, and (iii) the Foreign Terrorist Organizations List and Debarred Parties List maintained by the United States Department of State.

“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Hazardous Materials” shall mean means any hazardous or toxic substances, materials or waste, whether solid, semisolid, liquid or gaseous, including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products, radioactive materials, radon gas and any other material or substance which is defined as or included in the definition of a “hazardous substance”, “hazardous waste”, “toxic waste”, “hazardous material”, “toxic pollutant”, “contaminant”, “pollutant” or “toxic substance” or words of similar import, under any Environmental Law or that could result in the imposition of liability under any Environmental Laws.

“Incentive Compensation Agreements” shall mean those certain FRP Holdings, Inc. Executive Incentive Compensation Agreements and FRP Holdings, Inc. Employee Incentive Compensation Agreements, each as set forth on Schedule 1.1(e).

“Indemnification Claim” shall have the meaning assigned thereto in Section 11.5.

“Indemnified Party” shall have the meaning assigned thereto in Section 11.5.

“Indemnifying Party” shall have the meaning assigned thereto in Section 11.5.

“Initial Closing Date” shall have the meaning assigned thereto in Section 2.3(a).

"Inquiry" shall have the meaning assigned thereto in Section 14.2(a).

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“Intervening Event” shall have the meaning assigned thereto in Section 14.2(g).

“IRS” shall mean the Internal Revenue Service.

“IRS Reporting Requirements” shall have the meaning assigned thereto in Section 16.3(c).

“Landlord Work” shall have the meaning assigned thereto in Section 3.3(g).

“Leasing Costs” shall mean, with respect to a particular Space Lease, all capital costs and expenses incurred for capital improvements, equipment, painting, decorating, partitioning and other items to satisfy the obligations of the landlord under such Space Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing); “tenant allowances” in lieu of or as reimbursements for the foregoing items, payments made for purposes of satisfying or terminating the obligations of the tenant under such Space Lease to the landlord under another lease (i.e., lease buyout costs), relocation costs; leasing commissions and brokerage commissions; legal, design and other professional fees and costs; and free rent, rent abatements or other tenant inducements.

“Licenses and Permits” shall have the meaning assigned thereto in Section 3.2(i).

“LOC Completion Conditions” shall have the meaning assigned thereto in Section 3.5(a).

“LOC Work Access Agreement” shall mean that certain Access Agreement in the form of Exhibit L to be entered into at Closing.

“LOC Work Holdback” shall have the meaning assigned thereto in Section 3.5(a).

“LOC Work Projects” shall have the meaning assigned thereto in Section 3.5(a).

“Losses” shall have the meaning assigned thereto in Section 11.1.

“Major Leases” shall mean those certain Space Leases set forth on Schedule 1.1(b).

“Major Tenant” shall mean the Tenants under those certain Space Leases set forth on Schedule 1.1(b).

“Material Casualty” shall mean, with respect to any individual Property, any damage to all or a portion of any individual Property by fire or other casualty that, (i) in the reasonable judgment of an independent third party selected by Buyer and reasonably acceptable to Seller is expected to cost in excess of five percent (5%) of the Allocated Asset Value of such individual Property to repair or (ii) permits any Major Tenant to terminate its Space Lease or abate rent pursuant to the terms of its Space Lease.

“Material Condemnation” shall mean, with respect to any individual Property, a taking or threatened taking that (i) results in a loss of more than seven and one-half percent

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(7.5%) of the aggregate square footage of such individual Property, (ii) permits any Major Tenant to terminate its Space Lease, (iii) in Buyer’s reasonable judgment, materially and adversely affects the operations at or access to such Property or parking on any such Property or (iv) otherwise adversely impacts the value of such Property by more than seven and one-half percent (7.5%) of the Allocated Asset Value for such Property.

“Material Contracts” shall mean all Contracts that are (i) not terminable as of right and without cause on thirty (30) days’ or less notice without cost or penalty and (ii) require the payment by, or on behalf of, Seller of more than $50,000 with respect to the Property in any calendar year.

“Monetary Encumbrance” shall have the meaning assigned thereto in Section 8.3(a).

“Municipal Letter of Credit” shall have the meaning assigned thereto in Section 3.2(s).

“New Contracts” shall have the meaning assigned thereto in Section 3.3(b).

“New Lease” shall have the meaning assigned thereto in Section 10.5.

“Non-Permitted Exceptions” shall have the meaning assigned thereto in Section 8.2.

“Notice of Change of Recommendation” shall have the meaning assigned thereto in Section 14.2(d).

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Option Inclusion Event” shall have the meaning assigned thereto in Section 9.3(b).

“Options” shall have the meaning assigned thereto in Section 3.2(h).

“Outside Closing Date” shall have the meaning assigned thereto in Section 2.3(b).

“Parent” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Parent Board” shall mean the Board of Directors of Parent.

“Parent Board Recommendation” shall have the meaning assigned thereto in Section 3.1(i).

“Parent Bylaws” shall mean the Amended and Restated Bylaws of Parent, as amended and restated on February 3, 2016 and in effect on the date hereof.

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“Parent Charter” shall mean the Second Amended and Restated Articles of Incorporation of Parent, as amended, supplemented, corrected and in effect on the date hereof.

“Parent Common Stock” shall mean the outstanding shares of common stock, $0.10 par value per share, of Parent.

“Parent Termination Fee” shall mean $22,500,000.

“Permitted Exceptions” shall mean all of the following: (i) the matters set forth in the Title Commitment or the Survey, (ii) liens for current real estate taxes and special assessments which are not yet due and payable, (iii) standard pre-printed provisions contained in the ALTA form of title insurance policies which the Title Company is unwilling to remove, (iv) rights of Tenants, as tenants only without any right of first refusal, right of first offer or purchase option, under the Space Leases and any New Lease entered into after the Effective Date in accordance with the terms of this Agreement, (v) any exceptions caused by Buyer or its Affiliate or any of their agents, representatives or employees and (vi) such other exceptions as the Title Company shall commit to insure over without any additional cost or liability to Buyer, but subject to Buyer’s approval, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller. For the avoidance of doubt, in no event shall Permitted Exceptions include any Non-Permitted Exceptions.

“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.

“Personal Property” shall have the meaning assigned there in Section 2.1(b)(ii).

“Post-Closing Escrow Accounts” shall have the meaning assigned thereto in Section 16.5(c).

“Post-Effective Date Voluntary Encumbrance” shall have the meaning assigned thereto in Section 8.3(a).

“Property” shall have the meaning assigned thereto in “Background” paragraph A.

“Proxy Statement” shall mean a proxy statement in preliminary and definitive form (as applicable) relating to the Shareholder Meeting, together with any amendments or supplements thereto.

“Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).

“REAs” shall have the meaning assigned thereto in Section 3.2(m).

“REA Estoppel” shall have the meaning assigned thereto in Section 3.3(i).

“Reimbursement Amount” shall have the meaning assigned thereto in Section 2.3(b).

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“Releasees” shall have the meaning assigned thereto in Section 7.3.

“Rents” shall have the meaning assigned thereto in Section 10.1(a).

“Reporting Person” shall have the meaning assigned thereto in Section 16.3(c).

"Representative" means, with respect to any Person, such Person's directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.

“Representative Seller” shall have the meaning assigned thereto in Section 16.9.

“Required Association Estoppel” shall have the meaning assigned thereto in Section 3.3(h).

“Required Tenant Estoppels” shall have the meaning assigned thereto in Section 3.4(c).

“Sanctioned Country” shall have the meaning assigned thereto in Section 3.1(f)(iii).

“Sanctions” shall have the meaning assigned thereto in Section 4.1(f)(iii).

“SD Letters of Credit” shall have the meaning assigned thereto in Section 10.1(a).

“SEC” shall mean the U.S. Securities and Exchange Commission (including the staff thereof).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Deposits” shall have the meaning assigned there in Section 2.1(b)(vii).

“Seller” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Seller-Related Entities” shall have the meaning assigned thereto in Section 11.2.

“Seller’s Actual Reimbursable Tenant Expenses” shall have the meaning assigned thereto in Section 10.1(b).

“Seller’s Actual Tenant Reimbursements” shall have the meaning assigned thereto in Section 10.1(b).

“Seller’s Knowledge” shall mean the actual knowledge of Seller based upon the actual knowledge of David deVilliers Jr, David deVilliers, III and John Baker III. The named individuals shall have no personal liability by virtue of inclusion in this definition.

“Seller’s Leasing Costs” shall have the meaning assigned thereto in Section 10.5.

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“Seller’s Reconciliation Statement” shall have the meaning assigned thereto in Section 10.1(b).

“Shareholder Approval” shall have the meaning assigned thereto in Section 3.1(j).

“Shareholder Meeting” shall mean the meeting of the holders of shares of Parent Common Stock for the purpose of seeking the Shareholder Approval, including any postponement or adjournment thereof.

“SNDA” shall have the meaning assigned thereto in Section 3.3(a)(x).

“Space Leases” shall have the meaning assigned thereto in Section 3.2(b).

“Superior Proposal” shall have the meaning assigned thereto in Section 14.2(g).

“Survey” shall mean, collectively, those certain surveys of the Property listed on Schedule 1.1(c) hereto.

“Survival Period” shall have the meaning assigned thereto in Section 11.4.

“Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes filed or required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” shall mean all U.S. federal, state, or local or non-U.S. taxes, charges, fees, levies or other assessments, including income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, goods and services, profits, license, capital stock, capital gains, environmental, franchise, severance, occupation, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, escheat, taxes required to be collected from customers on the sale of services, registration, alternative or add-on minimum, estimated, and other taxes, customs, duties, governmental fees or like assessments or charges of any kind whatsoever, including any interest, penalties, related liabilities or additions thereto.

“Tenant” shall mean a tenant under a Space Lease.

“Tenant Estoppel” shall have the meaning assigned thereto in Section 3.4(a).

“Tenant Leased Square Footage” shall mean the total square footage of the Property leased by Tenants.

“Tenant Notices” shall have the meaning assigned thereto in Section 6.1(a)(iii).

“Title Affidavit” shall have the meaning assigned thereto in Section 8.5.

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“Title Commitment” shall mean those certain owner’s title commitments issued by the Title Company, as listed on Schedule 1.1(d) hereto.

“Title Company” shall mean (i) Old Republic National Title Insurance Company and (ii) Stewart Title Insurance Company, through their agent Lexington National Land Services L.L.C., Attention: Harry Hayes, Esq.

“Title Defect” shall have the meaning assigned thereto in Section 8.3(a).

“Title Defect Notice” shall have the meaning assigned thereto in Section 8.3(a).

“Title Policy” shall mean, with respect to each individual Property, an ALTA owner’s title insurance policy issued by the Title Company insuring Buyer’s title to the Property subject only to the Permitted Exceptions in an amount equal to the applicable Allocated Asset Value.

“Transfer Tax Forms” shall have the meaning assigned thereto in Section 6.1(b)(i).

“Violations” shall mean all violations of Applicable Law relating to the Property now or hereafter issued or noted, including but not limited to (i) any open or expired building permits, (ii) building, zoning or fire code violations, (iii) insufficient or missing parking or parking striping necessary to comply with parking requirements under Applicable Law, and any fines or penalties associated with each of the foregoing. For the avoidance of doubt, existing Violations shall include, but not be limited to, those listed on Schedule 1.1(f) hereto.

“Voluntary Encumbrance” shall mean any title exception affecting the Property that is voluntarily granted or created by, through or under Seller; provided, however, that the term “Voluntary Encumbrances” as used in this Agreement shall not include any Permitted Exceptions.

"Withholding Form" shall have the meaning assigned thereto in Section 16.24(a).

“Voting Agreement” shall have the meaning assigned thereto in the “Background” paragraph D.

“YBR Lease” shall have the meaning assigned thereto in Section 3.3(c)(ii).

“YBR Property” shall have the meaning assigned thereto in Section 3.3(c)(ii).

“YBR Holdback” shall have the meaning assigned thereto in Section 10.9(b).

Article II
SALE, PURCHASE PRICE AND CLOSING

Section 2.1.            Sale of Assets.

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(a)                On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, Seller’s right, title and interest in the Assets. It is understood and agreed that the Closing of the purchase of the Assets shall occur contemporaneously and, except as explicitly set forth in this Agreement, none of the purchases of the Assets shall close unless the purchases of all of the Assets close contemporaneously.

(b)               The transfer of the Assets to Buyer shall include the transfer of all Asset-Related Property. For purposes of this Agreement, “Asset-Related Property” shall mean, with respect to the Property, all of Seller’s right, title and interest in and to the following:

(i)                 all easements, covenants, development rights, mineral rights and other rights appurtenant to the Property and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Property and to the center line thereof;

(ii)               all furniture, fixtures, equipment and other personal property which are now, or may hereafter prior to the Closing Date be, placed in or attached to the Property or used solely in connection with the operation, use or maintenance of the Property (but not including items owned or leased by Tenants, or which are leased by Seller) (the “Personal Property”);

(iii)             to the extent they may be transferred under Applicable Law, all licenses, permits and authorizations presently or hereafter issued in connection with the operation or development of all or any part of the Property as it is presently being operated;

(iv)             to the extent assignable, (A) all warranties, if any, issued to Seller or any Affiliate of Seller from any manufacturer, contractor, engineer or architect in connection with construction of any improvements or installation of equipment or any component of the improvements included as part of the Property and (B) all warranties assigned to Seller when it acquired the Asset;

(v)               to the extent assignable, all other intangibles associated with the Properties, including, without limitation, all logos, designs, trade names, building names related to the Property (but not including the names FRP Holdings, FRP Development or Florida Rock Properties) and other general intangibles relating to the Property, and all telephone exchange numbers specifically dedicated and identified with the Properties;

(vi)             the plans and specifications, engineering drawings and prints with respect to the improvements, all operating manuals, and all books, data and records regarding the physical components systems of the improvements at the Properties, each to the extent in Seller’s possession (or reasonably obtainable by Seller);

(vii)           all Space Leases and Assumed Contracts and all security and escrow deposits and letters of credit held by Seller in connection with any such Space Lease (including accrued interest thereon) whether in the form of cash, letter of credit or otherwise (the, “Security Deposits”); and

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(viii)         all books and records, tenant files, tenant lists and marketing information relating to the Property.

(c)                Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by the parties hereto that the following items are expressly excluded from the Assets to be sold to Buyer (collectively, the “Excluded Assets”):

(i)                 Cash. All cash on hand or on deposit in any operating account or other account maintained in connection with the ownership, operation or management of the Property or the Assets;

(ii)               Third Party Property. Any fixtures, personal property, equipment, artwork, trademarks or other intellectual property or other assets which are (A) owned or leased by (x) the supplier or vendor under any Contract or (y) Tenants or (B) leased by Seller; and

(iii)             Other. The rights and entitlements set forth in Schedule 2.1(c)(iii).

Section 2.2.            Purchase Price.

(a)                Subject to the adjustments, prorations, credits and exclusions provided for in this Agreement, the consideration to be paid by Buyer to Seller for the purchase of the Assets shall be an amount equal to Three Hundred Fifty Eight Million Nine Hundred Thousand Dollars ($358,900,000.00), as such amount may be reduced by the Allocated Asset Value of any Property excluded from the transactions hereunder pursuant to the express terms of this Agreement (the “Purchase Price”), and shall be paid by Buyer to Seller on the Closing Date.

(b)               Within two (2) Business Days after the execution of this Agreement by Seller and Buyer, Buyer shall deliver cash in an amount equal to Fourteen Million Three Hundred Fifty Six Thousand Dollars ($14,356,000.00) (together with all accrued interest thereon, the “Earnest Money”) in immediately available funds by wire transfer to Old Republic National Title Insurance Company, as escrow agent (in such capacity, “Escrow Agent”). The Earnest Money shall be non-refundable to Buyer except as expressly provided in this Agreement.

(c)                Upon delivery by Buyer to Escrow Agent, the Earnest Money will be deposited by Escrow Agent in the Earnest Money Escrow Account, and shall be held in escrow in accordance with the provisions of Section 16.5. All interest earned on the Earnest Money while held by Escrow Agent shall be paid to the party to whom the Earnest Money is paid, except that if the Closing occurs, Buyer shall receive a credit against the Purchase Price for such interest in accordance with the terms of this Agreement. At the Closing, Buyer shall deposit with Escrow Agent, by wire transfer of immediately available funds, an amount equal to (A) the Purchase Price subject to the adjustments as specifically provided hereunder minus (B) the Earnest Money.

(d)               No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement. Seller and Buyer hereby agree that any adjustments to the Purchase Price pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Applicable Law.

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(e)                Seller and Buyer hereby agree that the Purchase Price shall be allocated among the Property in accordance with the Allocated Asset Values for federal, state and local tax purposes in accordance with applicable U.S. federal tax law and analogous provisions of state or local Applicable Law. Seller and Buyer shall file all Tax Returns and related tax documents in accordance with such Allocated Asset Values. No portion of the Purchase Price is to be allocated to Personal Property.

(f)                This Agreement is intended to be a single unitary agreement, Seller is required to sell all of the Property to Buyer pursuant to the terms and provisions of this Agreement, and Buyer is required to purchase all of the Property from Seller pursuant to the terms and provisions of this Agreement, unless otherwise required by Applicable Law and except to the extent a Property is excluded from the transaction contemplated hereby pursuant to the express terms of this Agreement.

Section 2.3.            The Closing.

(a)                The closing of the sale and purchase of the Assets (the “Closing”) shall take place on the later of (i) sixty (60) days after the Effective Date and (ii) three (3) Business Days after the date on which the Shareholder Approval is obtained (the “Initial Closing Date”); provided, however, Seller shall have the right to adjourn the Initial Closing Date as provided in Section 8.3(a) hereto (the Initial Closing Date, as the same may be extended pursuant to this Section 2.3(a) and/or Section 8.3(a), being hereinafter referred to as the “Closing Date”). TIME SHALL BE OF THE ESSENCE WITH RESPECT TO BUYER’S AND SELLER’S OBLIGATIONS UNDER THIS AGREEMENT (subject to such adjournments of the Closing Date as are expressly permitted by this Agreement).

(b)               Notwithstanding the foregoing, in the event that Shareholder Approval is not obtained before August 19, 2018 (the “Outside Closing Date”), Buyer shall have the right to terminate this Agreement upon written notice to Seller and upon such termination (i) the Earnest Money shall be immediately returned to Buyer, (ii) Seller shall pay to Buyer within five (5) Business Days of the Outside Closing Date an amount equal to all out-of-pocket costs and expenses incurred by Buyer and its Affiliates in connection with the transactions contemplated hereunder (the “Reimbursement Amount”) and (iii) the parties shall not have any further rights or obligations hereunder except such rights and obligations that expressly survive termination of this Agreement.

(c)                The Closing shall be held on the Closing Date at 3:00 P.M. (New York Time) by mutually acceptable escrow arrangements. There shall be no requirement that Seller and Buyer physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Escrow Agent unless the parties hereto mutually agree otherwise. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to the Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and facilitate the closing of the transactions contemplated hereby, provided, however, that such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement.

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Section 2.4.            Withholding. Buyer shall be entitled to deduct and withhold any amounts from the consideration payable to Seller pursuant to this Agreement that are required to be withheld with respect to the making of any such payment under the Code, or any provision of state, local or foreign Applicable Law. To the extent that such amounts are so withheld and paid over to the proper Governmental Authority by Buyer, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Article III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PARENT

Section 3.1.            General Seller and Parent Representations and Warranties. Parent is making only those representations and warranties that apply specifically to Parent and Parent Board (but not the Assets). Seller and Parent hereby represent and warrant to Buyer as of the Effective Date and as of the Closing Date as follows:

(a)                Formation; Existence. Each entity comprising Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Maryland and is qualified to do business in the state in which it owns any Property. Parent is a corporation duly formed, validly existing and in good standing under the laws of the state of Florida.

(b)               Power and Authority. Each of Seller and Parent has all requisite power and authority to enter into this Agreement and, subject to receipt of the Shareholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and Parent, and subject to the receipt of the Shareholder Approval, the performance and consummation of the transactions provided for in this Agreement has been duly authorized by all necessary action on the part of Seller and Parent. This Agreement has been duly executed and delivered by Seller and Parent and constitutes Seller’s and Parent’s legal, valid and binding obligation, enforceable against Seller and Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)                No Consents. Except (i) with respect to the Shareholder Approval and the filing with the SEC of the Proxy Statement and (ii) as set forth on Schedule 3.1(c), no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, or any third party, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Seller or Parent or any of Seller’s or Parent’s obligations in connection with the transactions required or contemplated hereby.

(d)               No Conflicts. Seller’s and Parent’s execution, delivery and compliance with, and performance of the terms and provisions of this Agreement, and the sale of the Assets, will not, assuming receipt of the Shareholder Approval (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust,

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loan agreement, lease or other agreement or instrument to which Seller or Parent is a party or which is binding on Seller or Parent in its individual capacity or the Assets or any portion thereof, or (iii) violate any Applicable Law relating to Seller, Parent or their assets or properties.

(e)                Bankruptcy. Seller (i) is not a debtor under any bankruptcy proceedings, voluntary or involuntary, (ii) has not made an assignment for the benefit of creditors, (iii) has not suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s assets, which remains pending, and to Seller’s Knowledge, no such action is being threatened against Seller.

(f)                Anti-Terrorism Laws.

(i)                 Neither Seller nor, to Seller’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is in violation of any Applicable Laws relating to anti-corruption, anti-bribery, terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws”).

(ii)               Neither Seller nor, to Seller’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons or entities that appear on the Annex to the Executive Order, or are included on any Government Lists.

(iii)             Neither Seller, nor to Seller’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is a Person named on a Government List, or is acting for or on behalf of any country or territory subject to comprehensive economic sanctions (as of the Effective Date and without limitation, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) (each a “Sanctioned Country”).

(iv)             Neither Seller, nor any Person controlling or controlled by Seller, is the target of Sanctions.

(g)               Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Code and the regulations issued thereunder.

(h)               ERISA. Seller is not, and no portion of the Property constitutes the assets of, a “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations thereunder.

(i)                 Parent Board Recommendation. The Parent Board has (i) determined that this Agreement and the transactions contemplated hereby is advisable and in the best interests of Parent and the holders of Parent Common Stock, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) directed that this Agreement, including the transactions contemplated hereby, be submitted to a vote of the holders of Parent

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Common Stock, and (iv) resolved to recommend that holders of Parent Common Stock vote in favor of approval and adoption of this Agreement, including the transactions contemplated hereby (such recommendation, the "Parent Board Recommendation"), which resolutions were duly adopted and which remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 14.2.

(j)                 Approval Required. The affirmative vote of the majority of all the votes entitled to be cast on the transaction at the Shareholder Meeting (the " Shareholder Approval") is the only vote of holders of securities of Parent required to approve this Agreement and the transactions contemplated hereby.

(k)               Fairness Opinion. The Parent Board has received the opinion of Houlihan Lokey Capital, Inc. to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Purchase Price provided for pursuant to this Agreement is fair, from a financial point of view, to the Parent.

Section 3.2.            Representations and Warranties of Seller as to the Assets. Seller hereby represents and warrants to Buyer as of the Effective Date and as of the Closing Date as follows:

(a)                Material Contracts. Except as set forth on Schedule 3.2(a), there are no Material Contracts affecting the Property, and the same have not been amended, supplemented or otherwise modified, except as shown in such Schedule 3.2(a). Seller has delivered or made available to Buyer true and complete copies of the Material Contracts affecting the Property. Each of the Material Contracts are in full force and effect, Seller has not given nor received any written notice of breach or default under any such Material Contracts that has not been cured or rescinded, and to Seller’s Knowledge, there exists no circumstance or event which, with the giving of notice or passage of time, or both, would constitute a default by either Seller or a counterparty under any Material Contract.

(b)               Space Leases. (i) The documents listed on Schedule 3.2(b-1) (the “Space Leases”) constitute all the leases, licenses and occupancy agreements relating to the Property under which Seller is the holder of the landlord’s interest, (ii) the Space Leases have not been modified or amended except as stated in Schedule 3.2(b-1), (iii) the Space Leases contain the entire agreement between the relevant landlord and the Tenants named therein and (iv) except as set forth in Schedule 3.2(b-2), Rents are currently being collected under the Space Leases without offset, counterclaim or deduction, and there are no prepaid Rents. True and complete copies of the Space Leases have been made available to Buyer. Schedule 3.2(b-3) is a true and complete list of all Leasing Costs with respect to the Space Leases or any renewal thereof. Schedule 3.2(b-4) sets forth a true and complete list of all Security Deposits (specifying (x) whether in the form of cash, letter of credit or otherwise and (y) both the amount required under the applicable Space Lease and the unapplied amount thereof) held by Seller under the Space Leases. Except as set forth on Schedule 3.2(b-5), Seller has not delivered or received a written notice of a default under any Space Lease which has not been cured or rescinded, and to Seller’s Knowledge, there exists no circumstance or event which, with the giving of notice or passage of

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time, or both, would constitute a default by either Seller or a Tenant under any Space Lease. To Seller’s Knowledge, no Tenant has (i) filed for bankruptcy or taken any similar debtor protection measure, (ii) discontinued operations at the Property or (iii) given Seller notice of its intention to do so.

(c)                Brokerage Commissions. There are no brokerage commissions or finders’ fees payable by Seller other than those set forth on Schedule 3.2(c) and Seller does not have any agreement with any broker except as set forth in Schedule 3.2(c).

(d)               Casualty; Condemnation. Except as set forth on Schedule 3.2(d) (each, an “Existing Casualty / Condemnation”), there is no unrepaired casualty damage to any Property and there are no pending condemnations, eminent domain or similar proceedings affecting the Property, and to Seller’s Knowledge, no such action is threatened against the Property.

(e)                Litigation. Except as set forth on Schedule 3.2(e), there are no litigations, actions, suits, arbitrations, claims, government investigations, or proceedings pending or, to Seller’s Knowledge, threatened against Seller or the Assets. Seller is not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would be reasonably likely to adversely affect (i) the ability of Seller to perform its obligations hereunder, or (ii) the ownership or operation of the Assets.

(f)                Compliance with Law. Seller has not received any notice of Violation with respect to the Property which has not been cured or dismissed, and to Seller’s Knowledge, the Property and the use thereof complies in all material respects with Applicable Law.

(g)               Ownership of the Property. Seller has good and valid title to the Property, which in each case shall be free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim or restriction as of the Closing Date, except for the Permitted Exceptions. Seller has not pledged, assigned, hypothecated or transferred any of its right, title or interest in any of the Property other than in connection with the Existing Mortgages. Seller has not entered into any unrecorded or undisclosed documents or other matters which will create any additional exceptions to title to the Property, and to Seller’s Knowledge, there are no unrecorded or undisclosed documents or other matters which will affect title to the Property.

(h)               Options. Except as set forth on Schedule 3.2(h), there are no outstanding rights of first refusal, rights of first offer, purchase options or similar rights relating to the Property or any interest therein (“Options”). Seller has complied in all respects with any applicable requirements concerning the Options and, to Seller’s Knowledge, (i) there exists no circumstance or event which, with the giving of notice or passage of time, or both, would constitute a breach of such requirements and (ii) there exists no circumstance or event likely to give rise to a dispute concerning the Options.

(i)                 Licenses and Permits. Schedule 3.2(i) sets forth a true, correct and complete list of the material licenses and permits for the Property (the “Licenses and Permits”). To Seller’s Knowledge, the Licenses and Permits are all of the licenses, permits, approvals, qualifications and the like which are necessary for the ownership and operation, maintenance and

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management of the Property. The Licenses and Permits are in full force and effect and no such Licenses and Permits are conditional or restricted.

(j)                 Insurance. Schedule 3.2(j) sets forth a true, correct and complete list of all insurance coverage maintained by Seller or their Affiliates as of the Effective Date in connection with the Property and the operation thereof. All such insurance coverage is in full force and effect (with no overdue premiums) in the amounts set forth on Schedule 3.2(j).

(k)               Construction. There are no ongoing capital expenditure projects at the Property, except those projects described on Schedule 3.3(f) and Schedule 3.3(g). To Seller’s Knowledge, there are no disputes pending between Seller and any mechanic or materialman with respect to work or materials furnished to the Property, including but not limited to the Capital Expenditures Work and Landlord Work, and to Seller’s Knowledge no work which has been performed or materials which have been supplied is likely to give rise to such a dispute. At the Closing, there will be no unpaid bills with respect to any work or materials furnished to the Property under any Contract which, if unpaid, could result in a mechanics’ or materialmen’s lien being filed on the Property.

(l)                 Environmental Matters. Schedule 3.2(l) sets forth a true, correct and complete list of all environmental assessments, reports and studies in Seller’s possession relating to the Property (the “Environmental Reports”), and Seller has made available to Buyer a true and complete copy of the Environmental Reports. Seller has not received notice from any Governmental Authority or other Person of any Environmental Claims, Environmental Liabilities or violations of any Environmental Laws with respect to the Property. To Seller’s Knowledge, there has been no violation of any Environmental Laws at or relating to the Property.

(m)             REAs. There are no reciprocal easement agreements, operating easement agreements, or covenants, conditions and restrictions affecting the Property, other than those (i) disclosed in the Title Commitments or (ii) set forth on Schedule 3.2(m) (the “REAs”). To Seller’s Knowledge, each of the REAs is in full force and effect. Seller has not given or received any written notice of default under any REA and to Seller’s Knowledge no default under the REAs exists.

(n)               Association. The documents listed on Schedule 3.2(n) (the “Association Documents”) constitute all the association documents and all related by-laws relating to the Property. Seller has made available to Buyer or caused the Title Company to make available to Buyer true, correct and complete copies of each Association Document. Seller has not received or delivered any notice of default with respect to any association or organization created pursuant to any Association Documents (“Association”). Other than as provided in the Association Documents, Seller has no other obligations relating to the Associations.

(o)               Taxes. All Taxes due and payable with respect to the Property have been paid, and Seller has timely filed all Tax Returns required to be filed with respect to the Property. Seller has not filed any Tax certiorari or other appeals with respect to any Property which remains outstanding. Seller (i) is not a party to any action, suit, proceeding, investigation, audit or claim with respect to any Taxes nor is aware of any proceeding by any Governmental

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Authority for enforcement of collection of Taxes, (ii) has not granted any waiver of any statute of limitation with respect to, or any extension of a period for, the assessment of any Taxes, and (iii) has not received any written notice of a special Tax or assessment to be levied (and does not have any knowledge that a special Tax or assessment is contemplated), in each case with respect to any Property.

(p)               Affiliate Agreements. Schedule 3.2(p) sets forth a true, correct and complete list of all Affiliate Agreements.

(q)               Employees.

(i)                 All individuals currently providing services, and who formerly provided services, at or with respect to the Property are Employees of Seller or an Affiliate of Seller.

(ii)               Neither Seller nor any Affiliate of Seller (x) is or has ever been party to or has or had any obligations with respect to any collective bargaining or similar labor union agreement or arrangement with respect to any Employee or (y) sponsors, maintains or contributes to (or has any obligation to contribute to) any Employee Benefit Plan, in the case of this clause (y), which will be binding upon Buyer (or any Affiliate of Buyer) or with respect to which Buyer (or any Affiliate of Buyer) will have any liability or obligation as of or following the Closing, and no such agreement, arrangement or Employee Benefit Plan as described in the foregoing clauses (x) and (y) is presently being negotiated by Seller or any Affiliate of Seller.

(iii)             Neither Seller nor any Affiliate of Seller (x) has received any written notice with respect to any litigation, action, suit, arbitration, claim, government investigation or proceeding or (y) is party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority, in each case of (x) and (y), with respect to any Employee, Employee Benefit Plan or employment practice at or with respect to the Property.

(r)                 Neighboring Land. Schedule 3.2(r) sets forth a true, correct and complete list of all addresses of the real property that are adjacent, contiguous or within a three mile radius of any Property that will be owned by Seller or any Affiliate of Seller after Closing.

(s)                Municipal Letters of Credit. Schedule 3.2(s) sets forth a true, correct and complete list of all letters of credit that Seller or any Affiliate of Seller has posted with respect to all or any portion of the Property (each, a “Municipal Letter of Credit”), and Seller does not have any obligation to post any other letters of credit with respect to all or any portion of the Property. Seller has not received any written notice of default under any Municipal Letter of Credit and to Seller’s Knowledge no default under any Municipal Letter of Credit exists.

Section 3.3.            Covenants of Seller Prior to Closing.

(a)                From the Effective Date until the Closing or earlier termination of this Agreement, Seller or Seller’s agents shall:

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(i)                 Operation. Operate and maintain the Assets in accordance with this Agreement and substantially in accordance with Seller’s past practices with respect to the Assets, including performing the capital improvements or replacements to the Property as required in the ordinary course of business and the Capital Expenditures Work and Landlord Work set forth in Section 3.3(f) and Section 3.3(g). Seller shall not (x) make any material changes or alterations of the Property without Buyer’s prior written consent, which consent may be given or withheld in Buyer’s sole and absolute discretion, except for the Capital Expenditures Work and Landlord Work or (y) remove any Personal Property from the Property, unless such item is replaced by an item of similar condition, utility and value.

(ii)               Encumbrances. Not record or cause or permit to be recorded against any Property the encumbrance of any mortgages, deeds of trust or other encumbrances, in each case without Buyer’s prior written consent, which consent may be given or withheld in Buyer’s sole and absolute discretion.

(iii)             Litigation; Condemnation. Advise Buyer promptly of any litigation, arbitration proceeding or administrative hearing (including condemnation) before any Governmental Authority that affects the Assets, which is instituted after the Effective Date. Seller shall keep Buyer reasonably informed of the status of any litigation, arbitration proceeding or administrative hearing (including condemnation), whether instituted before or after the Effective Date, and Seller shall not settle any such proceeding or take any other action with respect thereto without Buyer’s prior written consent.

(iv)             Violations. Diligently and in a commercially reasonable manner work to cure, remove and/or close out by the applicable municipal authority any Violations (which, for the avoidance of doubt, shall include bearing responsibility and paying for any fees, fines or penalties in connection with such Violations).

(v)               Violation Notices. Deliver to Buyer promptly after receipt thereof copies of any written notices of Violations or other material written notices regarding the Property received by Seller or any Affiliate of Seller.

(vi)             Defaults. Advise Buyer promptly of any notices of default delivered or received under any Space Lease, Contract, Association Document or REA following the Effective Date.

(vii)           Insurance. Keep the Property insured in such amounts and under such terms as are substantially consistent with Seller’s existing insurance programs set forth on Schedule 3.2(j), and promptly after the Effective Date, add Buyer as an additional insured on any business interruption insurance policies affecting the Property.

(viii)         Performance Under Agreements. Perform, or cause its agents to perform, in all material respects, all obligations of (A) landlord or lessor under the Space Leases and (B) counterparty under the Contracts, Association Documents and REAs.

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(ix)             Taxes, Charges, etc. Continue to pay or cause to be paid all Taxes, and water and sewer charges in respect of the Property, as they become due in the ordinary course of business.

(x)               SNDAs. Upon the written request of Buyer, Seller agrees to forward to each tenant under any Lease, at no cost to Seller and solely as an accommodation to Buyer, a subordination, non-disturbance and attornment agreement in the form acceptable to Buyer (a “SNDA”). It is expressly understood and agreed that the receipt of one or more SNDAs in any form executed by Tenants shall not be a condition to Buyer’s obligation to proceed with the Closing under this Agreement.

(xi)             Warranties. Use commercially reasonable efforts, but at no cost to Seller, to have all roof warranties and other warranties related to the Property assigned or re-issued to Buyer at Closing. In the event Seller is unable to assign such warranties to Buyer as of the Closing, Seller shall continue to reasonably cooperate with Buyer to get such warranties assigned or re-issued to Buyer, and Seller shall take all reasonable action, as directed by Buyer and at Buyer’s sole cost and expense, in connection with the enforcement of such warranties.

(xii)           Exclusivity. From the Effective Date until the Closing or sooner termination of this Agreement, neither Seller nor any agent, partner, employee, director or subsidiary or Affiliate of Seller shall accept or entertain offers, negotiate, solicit interest or otherwise enter into discussions involving the sale, joint venture, recapitalization, restructuring, disposition or other transaction involving all or any part of the Property (whether directly or indirectly).

(b)               New Contracts. Following the Effective Date until the Closing or earlier termination of this Agreement, without the prior written consent of Buyer in its sole discretion, Seller shall not enter into any contracts, equipment leases or other agreements affecting the Property that will not be terminated at or prior to the Closing Date at no expense to Buyer (“New Contracts”) or amend, modify or terminate any Contracts; provided that Seller may enter into New Contracts or amend or modify any Contracts without Buyer’s consent if such action is necessary as a result of an emergency at the Property. If Seller enters into any New Contracts or amends or modifies any Contract after the Effective Date, then Seller shall promptly provide written notice and a copy thereof to Buyer and, unless such contract required Buyer’s approval pursuant to this paragraph and such approval was not obtained (or unless such contract was entered into without Buyer’s consent as a result of an emergency), Buyer shall assume such contract at Closing, the schedule of contracts attached to the Assignment of Contracts shall be so modified, such contract shall be deemed added to Schedule 4.2, and Schedule 4.2 shall be deemed amended at the Closing to include such contract. If a New Contract or amendment or modification to a Contract requires Buyer’s approval and Buyer does not object within five (5) Business Days after receipt of a copy of such contract together with a written request for Buyer’s approval of such contract, then Buyer shall be deemed to have approved such contract.

(c)                Space Leases.

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(i)                 Following the Effective Date until the Closing or earlier termination of this Agreement, without the prior written consent of Buyer in its sole discretion, Seller shall not execute any New Lease or amend, terminate or accept the surrender of any existing tenancies except that Seller is authorized to (A) accept the termination of Space Leases at the end of their existing terms, or amendments memorializing extensions of any Space Leases as required thereunder, and (B) terminate any Space Lease arising from a default by the Tenant in the exercise of the landlord’s remedies under such Space Lease, made in good faith by Seller in Seller’s commercially reasonable judgment. Following the Effective Date until the Closing or earlier termination of this Agreement, without the prior written consent of Buyer in its sole discretion, Seller shall not apply any Security Deposit under any Space Lease. If a New Lease or an amendment, renewal or extension of a Space Lease requires Buyer’s consent and Buyer does not object within five (5) Business Days after receipt of a letter of intent or other documentation evidencing the applicable leasing transaction from Seller or its Representative to enter into, amend, renew or extend such Space Lease, then Buyer shall be deemed to have approved such New Lease or amendment.

(ii)               Notwithstanding anything to the contrary in Section 3.3(c)(i), the applicable Seller is authorized to enter into a space lease (such lease, the “YBR Lease”) with respect to the individual Property located at 9104 Yellow Brick Road, Rosedale, Maryland 21237 (such individual Property, the “YBR Property”) with York International Corporation, provided that such lease (A) is on the standard form lease for the Property as previously provided by Seller to Buyer, (B) includes the material terms set forth on the letter of intent set forth on Schedule 3.3(c)(ii) and such other terms that are reasonably approved by Buyer and (C) does not include any rights of first refusal, rights of first offer, purchase options or similar rights relating to the YBR Property or any interest therein. In connection with the foregoing, Seller agrees to provide Buyer with regular updates on the status of such negotiations and to provide copies of all correspondences sent or received by Seller with respect to the terms thereof.

(iii)             Notwithstanding anything to the contrary in Section 3.3(c)(i), the applicable Seller is authorized to amend the AC Lease, provided that such amendment shall be limited to the removal of Section 29 of the AC Lease.

(iv)             If Seller enters into any lease after the Effective Date, then unless such lease required Buyer’s approval pursuant to this Section 3.3(c) and such approval was not obtained, Buyer shall assume such lease at Closing and the schedule of Space Leases attached to the Assignment of Leases shall be so modified, such lease shall be deemed added to Schedule 3.2(b-1), and Schedule 3.2(b-1) shall be deemed amended at the Closing to include such lease.

(d)               Affiliate Agreements, Leasing Agreements and Brokerage Agreements. Seller shall terminate all Affiliate Agreements and all leasing and brokerage agreements with respect to the Property, at or prior to Closing. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability thereunder. Seller’s obligations under this Section 3.3(d) shall survive the Closing.

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(e)                Terminated Contracts. Seller shall deliver a notice of termination with respect to the Contracts with respect to the Property except the Assumed Contracts. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability therefor. Seller’s obligations under this Section 3.3(e) shall survive the Closing.

(f)                Capital Expenditures Work. Seller shall use commercially reasonable efforts to perform the work more particularly described on Schedule 3.3(f) (the “Capital Expenditures Work”) on or prior to the Closing, provided that the completion of the Capital Expenditures Work shall not be a condition precedent to Buyer’s obligations to consummate the Closing. To the extent the Capital Expenditures Work is not completed by or prior to the Closing, (i) Seller shall provide Buyer at the Closing with reasonable evidence of the remaining work to be completed, amounts that remain to be paid under any contract for the Capital Expenditures Work and amounts that have been paid under any such contract(s) or otherwise prior to the Closing, (ii) Seller shall assign the contract(s) to the extent assignable, if any, for any such Capital Expenditures Work to Buyer at the Closing, (iii) Buyer shall assume at the Closing the obligations under any such contract(s) to complete such Capital Expenditures Work (and such Contracts, if any, shall be deemed to be added to Schedule 4.2, and Schedule 4.2 shall be deemed amended at Closing to include such Contracts), and (iv) in such event, Buyer shall receive a credit to the Purchase Price equal to one hundred ten percent (110%) of the “costs remaining” for any Capital Expenditures Work set forth on Schedule 3.3(f), less any amounts previously paid by or on behalf of Seller after the Effective Date with respect to such Capital Expenditures Work. For the avoidance of doubt, to the extent Buyer receives a credit for any Capital Expenditures Work under this Section 3.3(f), Buyer shall not receive a credit for such amounts pursuant to any provision of Article X herein (including, without limitation, Section 10.5) even if such Capital Expenditures Work constitutes construction or repairs required to be completed by the landlord pursuant to a Space Lease and is otherwise included in the definition of Leasing Costs hereunder.

(g)               Landlord Work. Seller shall use commercially reasonable efforts to perform the work required to be completed by the landlord pursuant to a Space Lease as more particularly described on Schedule 3.3(g) (the “Landlord Work”) on or prior to the Closing, provided that the completion of the Landlord Work shall not be a condition precedent to Buyer’s obligations to consummate the Closing. To the extent the Landlord Work is not completed by or prior to the Closing, (i) Seller shall provide Buyer at the Closing with reasonable evidence of the remaining work to be completed, amounts that remain to be paid under any contract for the Landlord Work and amounts that have been paid under any such contract(s) or otherwise prior to the Closing, (ii) Seller shall assign the contract(s) to the extent assignable, if any, for any such Landlord Work to Buyer at the Closing, (iii) Buyer shall assume at the Closing the obligations under any such contract(s) to complete such Landlord Work (and such Contracts, if any, shall be deemed to be added to Schedule 4.2, and Schedule 4.2 shall be deemed amended at Closing to include such Contracts), and (iv) in such event, Buyer shall receive a credit to the Purchase Price equal to one hundred ten percent (110%) of the actual third party costs required to be paid for the remaining construction work or repairs applicable to each applicable Landlord Work that has not been completed and for any unpaid amounts with respect to any work that has been completed but that has not been fully paid for under such contract(s). For the avoidance of doubt, to the extent Buyer receives a credit for any Landlord Work under this Section 3.3(g), Buyer shall not

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receive a credit for such amounts pursuant to any provision of Article X herein (including, without limitation, Section 10.5) even if such Landlord Work constitutes construction or repairs required to be completed by the landlord pursuant to a Space Lease and is otherwise included in the definition of Leasing Costs hereunder.

(h)               Associations. Following the Effective Date until the earlier of Closing or a termination of this Agreement, Seller shall (i) not amend, supplement, terminate or otherwise modify any Association Documents, or cause or permit (to the extent Seller or its Affiliates have the requisite rights) any Association formed pursuant to any Association Documents to make any material decisions or take any material actions, without Buyer’s prior written consent in its sole discretion and (ii) comply with all obligations and requirements with respect to all Association Documents. On or prior to the Closing Date, Seller shall (A) cause each officer or director of any board appointed by Seller to resign his or her position as officer or director with respect to any such Association at any Property and (B) facilitate the appointment of Buyer’s replacement officers and directors with respect to any such Association at any Property. Seller shall use commercially reasonable efforts to obtain an executed estoppel certificate from each Association in the form of Exhibit B-1 attached hereto or such other form as Buyer approves in its sole discretion (each, an “Association Estoppel”), but unless Seller or any Affiliate of Seller controls such Association, (i) the receipt of Association Estoppels shall not be a condition to Buyer’s obligation to consummate the Closing and (ii) the non-receipt of any Association Estoppel shall not be a condition to Buyer’s obligation to consummate the Closing. Seller’s failure to deliver any Association Estoppel shall not constitute a default by Seller unless Seller or any Affiliate of Seller controls such Association. It shall be a condition to Buyer’s obligation to consummate the Closing that, at least two (2) Business Days prior to the Closing Date, Seller shall deliver to Buyer Association Estoppels with respect to any Association directly or indirectly controlled by Seller or any Affiliate of Seller (collectively, the “Required Association Estoppels”).

(i)                 REAs. Following the Effective Date until the earlier of Closing or a termination of this Agreement, Seller shall (i) not amend, supplement, terminate or otherwise modify any of the REAs or cause or permit (to the extent Seller or its Affiliates have the requisite rights) any REAs to be amended, modified, supplemented terminated or canceled without Buyer’s prior written consent in its sole discretion and (ii) comply with all obligations and requirements with respect to all REAs. Seller shall use commercially reasonable efforts to obtain an executed estoppel certificate from each counterparty to an REA in the form of Exhibit B-2 attached hereto or such other form as Buyer approves in its sole discretion (each, an “REA Estoppel”), but (i) receipt of REA Estoppels shall not be a condition to Buyer’s obligation to consummate the Closing and (ii) the non-receipt of any REA Estoppel shall not constitute grounds to refuse to consummate the Closing. Seller’s failure to deliver any REA Estoppel shall not constitute a default by Seller.

Section 3.4.            Tenant Estoppels.

(a)                Promptly following the Effective Date, Seller shall prepare and deliver to all Tenants an estoppel certificate in the form of Exhibit A-1 attached hereto (each, a “Tenant Estoppel”) and request each such Tenant to execute and deliver the Tenant Estoppel to Seller; provided, however, with respect to the Tenants set forth on Schedule 3.4(a), Seller shall prepare and deliver an estoppel certificate in the form of Exhibit A-2 or Exhibit A-3 attached hereto, as

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applicable. Seller shall use commercially reasonable efforts to obtain the prompt return of the executed Tenant Estoppels in substantially the same form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 attached hereto, as applicable (without the obligation to make any payments or grant any concessions to Tenants under the Space Leases).

(b)               Other than as set forth in Section 3.4(c) and Section 5.2(e), (i) the receipt of Tenant Estoppels shall not be a condition to Buyer’s obligation to consummate the Closing and (ii) the non-receipt of any Tenant Estoppel shall not constitute grounds to refuse to consummate the Closing. Seller’s failure to deliver the Required Tenant Estoppels shall not constitute a default by Seller.

(c)                It shall be a condition to Buyer’s obligation to consummate the Closing that, at least two (2) Business Days prior to the Closing Date, Seller shall deliver to Buyer Tenant Estoppels with respect to both (i) at least eight (8) of the ten (10) Major Leases (including all five (5) of the largest Major Leases based upon Tenant Leased Square Footage); and (ii) Tenants leasing at least seventy-five percent (75%) of the Tenant Leased Square Footage of the Property, each of which shall be dated no earlier than forty-five (45) days prior to Closing (collectively, the “Required Tenant Estoppels”). Notwithstanding anything herein to the contrary, Buyer shall have no right to object (and such Tenant Estoppel shall count towards the Required Tenant Estoppel requirement hereunder) if Tenant delivers a Tenant Estoppel which is dated no earlier than forty-five (45) days prior to Closing and (i) in substantially the same form attached hereto as Exhibit A-1, Exhibit A-2 or Exhibit A-3 attached hereto, as applicable or (ii) in form or substance provided for in the terms of the applicable Tenant’s Space Lease, in each case, subject to non-material modification thereof; provided, however, such Tenant Estoppel shall not count towards the Required Tenant Estoppel requirement to the extent it alleges any default by Seller, accrued and outstanding offsets or defenses under the relevant Space Lease, or contains any adverse deviations between (x) the information specified in said Tenant Estoppel and (y) (i) the representations and warranties of Seller set forth in this Agreement or (ii) the applicable Space Lease to which such Tenant Estoppel relates. Seller shall deliver to Buyer any and all Tenant Estoppels received from tenants (including, without limitation, tenant marked drafts), whether or not such Tenant Estoppels meet the requirements of this Section 3.4 and whether or not Seller intends to seek a revised or updated Tenant Estoppel from such Tenant.

(d)               In the event the Tenants set forth on Schedule 3.4(d) deliver a Tenant Estoppel which alleges any default by Seller with respect to the matters set forth on Schedule 3.4(d), in addition to such Tenant Estoppel not counting towards the Required Tenant Estoppel requirements pursuant to Section 3.4(c), Buyer shall also have the right to terminate this Agreement as to only such affected Property by giving written notice to Seller, in which event (i) this Agreement shall be deemed modified to exclude such affected Property from this Agreement, (ii) the Allocated Earnest Money attributable to such affected Property shall be immediately returned to Buyer, (iii) the Purchase Price shall be reduced by the Allocated Asset Value of such affected Property, and (iv) neither party hereto shall have any further rights or obligations with respect to such affected Property hereunder other than those which expressly survive the termination of this Agreement.

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Section 3.5.            Projects Involving Letters of Credit.

(a)                The capital projects, construction work or repairs more particularly described on Schedule 3.5 (the “LOC Work Projects”) are not expected to be completed until after Closing and the completion of the LOC Work Projects shall not be a condition precedent to Buyer’s obligations to consummate the Closing. To the extent any LOC Work Projects are not completed by or prior to the Closing, (i) Seller shall continue such LOC Work Projects until completion in accordance with all Applicable Law, as contemplated by the applicable agreements and plans described on Schedule 3.5 and otherwise in accordance with the terms of this Agreement and terms of the LOC Work Access Agreement (the “LOC Completion Conditions”), and (ii) Buyer and Seller agree that an amount equal to one hundred twenty five percent (125%) of the actual third party costs that remain to be paid for each of the LOC Work Projects (in the reasonable judgment of the general contractor selected by Seller and reasonably acceptable to Buyer with respect to such LOC Work Project (“Contractor”)), shall be held back from the Closing proceeds and deposited into an escrow with Escrow Agent (the “LOC Work Holdback”). Upon final completion of any individual LOC Work Project in accordance with the LOC Completion Conditions, Seller shall be entitled to submit a written request for disbursement of the amount of the LOC Work Holdback allocated to such LOC Work Project to Buyer and Escrow Agent together with (i) sufficient evidence establishing that the LOC Completion Conditions have been satisfied, (ii) all amounts payable to Contractor have been paid for (or will be paid for from the LOC Work Holdback) and (iii) an unconditional final lien waiver from the Contractor. If within five (5) Business Days of Buyer’s receipt of such request for disbursement Escrow Agent has not received a written objection from Buyer, Escrow Agent shall then disburse to Seller the amount of the LOC Work Holdback allocated to such LOC Work Project. For the avoidance of doubt, Escrow Agent shall not disburse any amount in dispute until Escrow Agent receives written instructions from both Seller and Buyer, or such dispute is resolved pursuant to the terms of Section 16.5. Upon disbursement of the amount of the LOC Work Holdback allocated to such LOC Work Project, Seller shall (i) require the applicable Contractor to provide an unconditional final lien waiver and affidavit of costs in order to receive the final payment, (ii) instruct such Contractor to require each supplier or subcontractor who may be entitled to file a lien against the Property to provide an unconditional lien waiver in order to receive their final payments and (iii) use commercially reasonable efforts to cause to be issued to or assigned to Buyer all warranties provided or to be provided with respect to such LOC Work Project. In the event such warranties are not assignable, Seller shall, at its sole expense, use commercially reasonable efforts to provide Buyer with the economic benefits of such arrangements by enforcing such warranties (at Buyer’s direction) for the benefit of Buyer. Notwithstanding anything herein to the contrary, in the event Seller fails to complete any LOC Work Project in advance of the outside date for such LOC Work Project set forth on Schedule 3.5, Buyer shall have the right to (i) take over completion of such LOC Work Project, (ii) terminate Seller’s access to such Property (or the applicable portion thereof) under the LOC Work Access Agreement and (iii) upon substantial completion of such LOC Work Project, submit a written request to Seller and Escrow Agent for disbursement of the amount of the LOC Work Holdback allocated to such LOC Work Project. If within five (5) Business Days of Seller’s receipt of such request for disbursement Escrow Agent has not received a written objection from Seller, Escrow Agent shall then disburse to Buyer the amount of the LOC Work Holdback allocated to such LOC Work Project and neither Buyer nor Seller shall have any further obligations or liabilities as related to such LOC Work Project except as expressly set forth herein; provided however, Seller

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shall only be permitted to object to such disbursement in good faith to the extent Seller reasonably believes that such LOC Work Project was not substantially completed by Buyer. Escrow Agent shall not disburse any amount in dispute until Escrow Agent receives written instructions from both Seller and Buyer, or such dispute is resolved pursuant to the terms of Section 16.5.

(b)               Notwithstanding anything herein to the contrary, Seller shall continue to provide the Municipal Letters of Credit until the corresponding work has been completed and the obligation to post such Municipal Letter of Credit with respect thereto has been released. All obligations, costs and expenses relating to such Municipal Letters of Credit shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability therefor.

(c)                This Section 3.5 shall survive indefinitely.

Section 3.6.            AC Lease. Following the Effective Date until the earlier of Closing or a termination of this Agreement, Seller shall use commercially reasonable efforts to enter into an amendment to the AC Lease to remove Section 29 thereof in its entirety. Such amendment shall not be a condition to Buyer’s obligation to consummate the Closing and the non-receipt of such amendment shall not constitute grounds to refuse to consummate the Closing, but absent receipt of such amendment, Buyer shall have the right, exercised by written notice to Seller, to terminate this Agreement as to only the AC Property by delivering written notice to Seller, in which event (a) this Agreement shall be deemed modified to exclude the AC Property from this Agreement, (b) the Allocated Earnest Money attributable to the AC Property shall be immediately returned to Buyer, (c) the Purchase Price shall be reduced by the Allocated Asset Value of the AC Property, and (d) neither party hereto shall have any further rights or obligations with respect to the AC Property hereunder other than those which expressly survive the termination of this Agreement.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Section 4.1.            Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a)                Formation; Existence. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)               Power; Authority. Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Assets and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

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(c)                No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Buyer or any of Buyer’s obligations in connection with the transactions required or contemplated hereby.

(d)               No Conflicts. Buyer’s execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Assets, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party in its individual capacity, or (iii) violate any Applicable Law relating to Buyer or its assets or properties.

(e)                Bankruptcy. Buyer (i) is not a debtor under any bankruptcy proceedings, voluntary or involuntary, (ii) has not made an assignment for the benefit of creditors, (iii) has not suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Buyer’s assets, which remains pending and to Buyer’s Knowledge, no such action is being threatened against Buyer.

(f)                Anti-Terrorism Laws.

(i)                 Neither Buyer nor, to Buyer’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is in violation of the Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws.

(ii)               Neither Buyer nor, to Buyer’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons or entities that appear on the Annex to the Executive Order, or are included on any Government Lists.

(iii)             Neither Buyer, nor to Buyer’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is a Person named on a Government List, or is acting for or on behalf of any Sanctioned Country and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities with the governments of, or any individuals or entities located in, any Sanctioned Country or from activities that otherwise contravene any economic sanctions administered by OFAC, the U.S. Department of State, or any other applicable economic sanctions authority (collectively, “Sanctions”), or from any activities that contravene any Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws (including funds being derived from any Person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

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(iv)             Neither Buyer, nor any Person controlling or controlled by Buyer, is the target of Sanctions.

Section 4.2.            Covenants of Buyer. Buyer shall assume as of the Closing certain Contracts pertaining to the operation of the Property (the “Assumed Contracts”). For the purposes hereof, the Assumed Contracts shall only include those Contracts listed or deemed to be included on Schedule 4.2 attached hereto.

Article V
CONDITIONS PRECEDENT TO CLOSING

Section 5.1.            Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transfer of the Assets to Buyer on the Closing Date is subject to the satisfaction (or waiver by Seller) as of the Closing Date of the following conditions:

(a)                Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects (without giving effect to any qualification as to materiality, or any correlative terms in Section 4.1) when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)               Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Buyer on or before the Closing.

(c)                No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Assets.

(d)               No action, suit or other proceeding shall be pending which shall have been brought to restrain or prohibit the transfer of the Assets.

(e)                Seller or Escrow Agent shall have received all of the documents required to be delivered by Buyer under Section 6.1.

(f)                Seller or Escrow Agent shall have received the Purchase Price in accordance with Section 2.2 and all other amounts due to Seller hereunder.

(g)               The Shareholder Approval shall have been obtained.

Section 5.2.            Conditions Precedent to Buyer’s Obligations. The obligation of Buyer to purchase and pay for the Assets on the Closing Date is subject to the satisfaction (or waiver by Buyer) as of the Closing Date of the following conditions:

(a)                Each of the representations and warranties made by Seller and Parent in this Agreement shall be true and correct in all material respects (without giving effect to any

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qualification as to materiality, or any correlative terms in Section 3.1 or Section 3.2) when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)               Seller and Parent shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller and Parent on or before the Closing Date.

(c)                No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing Date which restrains or prohibits the transfer of the Assets.

(d)               No action, suit or other proceeding shall be pending which shall have been brought to restrain or prohibit the transfer of the Assets.

(e)                Buyer shall have timely received the Required Tenant Estoppels pursuant to Section 3.4(c) and the Required Association Estoppels pursuant to Section 3.3(h).

(f)                Buyer shall have received all of the documents required to be delivered by Seller under Section 6.2.

(g)               Fee simple title to the Property shall be vested in Seller (and at the Closing shall be conveyed to Buyer) subject only to the Permitted Exceptions. Title Company shall be irrevocably and unconditionally committed to issue the Title Policies to Buyer.

(h)               The Shareholder Approval shall have been obtained.

Section 5.3.            Waiver of Conditions Precedent. The occurrence of the Closing shall constitute conclusive evidence that Seller and Buyer have respectively waived any conditions which are not satisfied as of the Closing.

Article VI
CLOSING DELIVERIES

Section 6.1.            Buyer Closing Deliveries. Buyer shall deliver the following documents to the Escrow Agent on or before the Closing Date:

(a)                With respect to the Assets:

(i)                 an assignment and assumption of Seller’s interest in the Space Leases for the Property (the “Assignment of Leases”) duly executed by Buyer in substantially the form of Exhibit C attached hereto;

(ii)               an assignment and assumption of the Assumed Contracts for the Property (the “Assignment of Contracts”) duly executed by Buyer in substantially the form of Exhibit D attached hereto;

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(iii)             notice letters to the Tenants at the Property (the “Tenant Notices”) duly executed by Buyer, in substantially the form of Exhibit E attached hereto;

(iv)             the assignment of all licenses, permits, warranties and intangibles with respect to the Property to the extent assignable (but excluding any Excluded Assets) (the “Assignment of Licenses, Permits, Warranties and General Intangibles”) duly executed by Buyer in substantially the form of Exhibit F attached hereto;

(v)               certificate duly executed by Buyer certifying that all of the representations and warranties of Buyer set forth in this Agreement are true and correct and remade on and as of the Closing Date; and

(vi)             LOC Work Access Agreement duly executed by Buyer.

(b)               With respect to the transactions contemplated hereunder:

(i)                 all transfer tax returns and forms to the extent required by Applicable Law in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Seller and Buyer and duly executed by Buyer, as applicable (the “Transfer Tax Forms”); and

(ii)               a closing statement prepared and reasonably approved by Seller and Buyer, consistent with the terms of this Agreement (the “Closing Statement”) duly executed by Buyer.

Section 6.2.            Seller Closing Deliveries. Seller shall deliver (x) possession of the Assets subject only to the Permitted Exceptions and the Space Leases at Closing and (y) the following documents to the Escrow Agent on or before the Closing Date:

(a)                With respect to the Assets:

(i)                 with respect to each Property, a deed (the “Deed”) in substantially the form of Exhibit G-1 through G-3 attached hereto with respect to each applicable state, duly executed and acknowledged by the applicable Seller and in a form that complies with the local recording requirements for the jurisdiction in which such Property is located;

(ii)               the Assignment of Leases for Property duly executed by Seller;

(iii)             a bill of sale duly executed by Seller in substantially the form of Exhibit H attached hereto, relating to all fixtures, chattels, equipment and articles of Personal Property owned by Seller which are currently located upon or attached to the Property or used solely in connection with the operation of the Property (but not including any Excluded Assets);

(iv)             the Assignment of Contracts for the Property duly executed by Seller;

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(v)               the Tenant Notices for the Property duly executed by Seller;

(vi)             an affidavit that Seller is not a “foreign person” within the meaning of Section 1445 of the Code, in substantially the form of Exhibit I-1 or Exhibit I-2 attached hereto, as applicable, and any corresponding affidavits or forms required to comply with any similar withholding requirements under state or local Applicable Law;

(vii)           the Assignment of Licenses, Permits, Warranties and General Intangibles for the Property duly executed by Seller;

(viii)         notice to any REA counterparties or Association counterparties who are entitled to receive notice pursuant to any REA or Association Documents of the sale of the applicable individual Property;

(ix)             a recordable assignment of Seller’s interest in any REA or Association Document (including but not limited to any applicable developer or declarant rights);

(x)               evidence of the termination of any management agreement, Affiliate Agreements and all leasing and brokerage agreements with respect to the Property to which Seller is a party or which would be binding on Buyer or the Property;

(xi)             subject to the terms of Section 9.3, evidence that all Options triggered by the transactions contemplated hereby have been waived by the applicable counterparty thereto;

(xii)           copies of the Space Leases referred to in the Assignment of Leases and the Security Deposits and lease files with respect thereto (including originals of all guaranties and letters of credit, endorsed or assigned to Buyer, as applicable, and corresponding completed transfer forms) and the Assumed Contracts and other property files, which delivery may be satisfied by delivery outside of escrow, at the Property;

(xiii)         certificate duly executed by Seller certifying that all of the representations and warranties of Seller set forth in this Agreement are true and correct and remade on and as of the Closing Date;

(xiv)         the Title Affidavit; and

(xv)           LOC Work Access Agreement duly executed by Seller.

(b)               With respect to the transactions contemplated hereunder,

(i)                 all Transfer Tax Forms duly executed by Seller, as applicable;

(ii)               an instrument or instruments, duly executed by the appropriate Persons, effectuating the resignation of all officers, directors and/or managers appointed by Seller with respect to all Associations formed pursuant to the Association Documents; and

(iii)             the Closing Statement duly executed by Seller.

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Section 6.3.            Cooperation. In the event any Asset-Related Property is not assignable (such as a letter of credit that is not transferable), Seller shall use commercially reasonable efforts after the Closing to provide Buyer with the economic benefits of such property by enforcing such property (at Buyer’s direction) for the benefit of Buyer or causing a replacement to be issued in favor of Buyer. The provisions of this Section 6.3 shall survive the Closing for a period of six (6) months.

Article VII
INSPECTIONS; RELEASE

Section 7.1.            Right of Inspection. From and after the Effective Date and through the earlier of Closing or the earlier termination of this Agreement in accordance with the terms hereof, Buyer and its representatives shall have the right to inspect the Property pursuant to the terms of that certain Access Agreement entered into as of February 8, 2018, by and among Parent, on behalf of Seller, and Blackstone Real Estate Advisors L.P., on behalf of Buyer (“Access Agreement”); provided, however, the termination provisions set forth in Section 16 of the Access Agreement shall be deemed deleted in their entirety, and the term set forth in this Section 7.1 shall apply.

Section 7.2.            GENERAL DISCLAIMER. IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OR MEMBER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE ASSETS OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY CLOSING DOCUMENTS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR ANY CLOSING DOCUMENTS, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE ASSETS, INCLUDING, BUT NOT LIMITED TO ANY REPRESENTATIONS, STATEMENTS OR WARRANTIES AS TO THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE ASSETS, THE FITNESS OF THE ASSETS FOR A PARTICULAR USE, THE FINANCIAL PERFORMANCE OR POTENTIAL OF THE ASSETS, THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE BUILDING, ZONING, SUBDIVISION, ENVIRONMENTAL, LIFE SAFETY OR LAND USE LAWS, CODES, ORDINANCES, RULES, ORDERS, OR REGULATIONS, OR THE STATE OF REPAIR OF THE PROPERTY, AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR ANY CLOSING DOCUMENTS, BUYER WAIVES ANY RIGHT TO ASSERT ANY CLAIM OR DEMAND AGAINST SELLER AT LAW OR IN EQUITY RELATING TO ANY SUCH MATTER, WHETHER LATENT OR PATENT, DISCLOSED OR UNDISCLOSED, KNOWN OR UNKNOWN, NOW EXISTING OR HEREAFTER ARISING. BUYER AGREES THAT, EXCEPT AS

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EXPRESSLY SET FORTH HEREIN OR ANY CLOSING DOCUMENTS, IT SHALL HAVE NO RECOURSE WHATSOEVER AGAINST SELLER, AT LAW OR IN EQUITY, SHOULD THE SURVEY OR THE TITLE COMMITMENT OR THE TITLE POLICY FAIL TO DISCLOSE ANY MATTER AFFECTING THE PROPERTY OR REVEAL ANY SUCH MATTER IN AN INACCURATE, MISLEADING OR INCOMPLETE FASHION OR OTHERWISE BE IN ERROR. BUYER AGREES THAT THE ASSETS WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE ASSETS, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS. BUYER ACKNOWLEDGES THAT BUYER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BUYER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 7.3.            RELEASE. FROM AND AFTER CLOSING, BUYER HEREBY AGREES THAT SELLER, AND EACH OF SELLER’S PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”) SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLE ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES (COLLECTIVELY, THE “CLAIMS”) WITH RESPECT TO ANY AND ALL CLAIMS BY BUYER, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE ASSETS OR THE PROPERTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL RELEASEES BE RELEASED FROM (I) ANY CLAIMS ARISING PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT OR SELLER’S OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS, (II) ANY ACTS OF FRAUD BY SELLER OR (III) CLAIMS ASSERTED BY THIRD PARTIES RELATING TO THE ASSETS, BUT ONLY IF AND TO THE EXTENT THE BASIS FOR SUCH CLAIMS OCCURS, ARISES OR ACCRUES PRIOR TO THE CLOSING DATE, EVEN IF SUCH CLAIM IS ASSERTED ON OR AFTER THE CLOSING DATE.

Article VIII
TITLE AND PERMITTED EXCEPTIONS

Section 8.1.            Title Insurance and Survey. On the Closing Date and subject to the terms and conditions of this Agreement, Seller’s fee simple interest in the Property shall be

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sold and is to be conveyed, and Buyer agrees to purchase Seller’s fee simple interest in the Property subject only to the Permitted Exceptions and the provisions of this Article VIII.

Section 8.2.            Title Commitment; Survey. Except as expressly set forth on Schedule 8.2 (“Non-Permitted Exceptions”), all title exceptions and matters set forth in the Title Commitment and on the Survey shall be deemed Permitted Exceptions and are hereby approved by Buyer. Seller shall be obligated to cure, remove or cause to be insured over at its expense all Non-Permitted Exceptions in accordance with the “resolution” actions set forth on Schedule 8.2. Buyer is solely responsible for obtaining any updated title commitments, surveys, or any other title related matters Buyer desires with respect to the Property.

Section 8.3.            Certain Exceptions to Title; Inability to Convey.

(a)                If any updates to the Title Commitment or Survey reflect any matters which are not Permitted Exceptions (each such matter, a “Title Defect”), then Buyer shall have the right to raise such Title Defect with Seller by delivering written notice describing such Title Defect (each a “Title Defect Notice”) no later than five (5) Business Days from the date Buyer receives any update to the Title Commitment or Survey (and in any event prior to the Closing). If Buyer fails to timely deliver a Title Defect Notice, Buyer shall be deemed to have waived such Title Defect and such Title Defect shall be deemed to be a Permitted Exception. Seller may elect (but shall not be obligated) to remove or cause to be removed, or insured over at its expense any title matters which are not Permitted Exceptions as set forth in a Title Defect Notice, and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such removal or cure, which removal or cure will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of such title matter in a manner reasonably acceptable to Buyer. Seller shall notify Buyer of their election within five (5) days of receipt of a Title Defect Notice (and in any event no later than two (2) Business Days prior to the Closing) and if Seller provides no such notice, Seller shall be deemed to have elected not to cure the Title Defect(s) set forth therein. If Seller fails to cure or elects (or is deemed to have elected) not to cure (or otherwise remove or have insured over by the Title Company) any Title Defect set forth in a Title Defect Notice and otherwise is unable to convey fee title to the Property to Buyer at Closing subject only to Permitted Exceptions, Buyer may elect, as its sole and exclusive remedy therefore, either to (x) terminate this Agreement by giving written notice to Seller and Escrow Agent, in which event, the Earnest Money shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (y) waive such Title Defects, in which event such Title Defects shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. Notwithstanding anything in this Agreement to the contrary, Seller shall be obligated at Closing to cause the release or discharge of (i) any Voluntary Encumbrance created by Seller on or after the Effective Date (each, a “Post-Effective Date Voluntary Encumbrance”), (ii) the Existing Mortgage and any documents recorded in connection therewith, including, without limitation, any assignment of leases and rents and UCC financing statement, and (iii) any lien encumbering the Property that is not a Permitted Exception that may be removed by the payment of a sum of money (each item in this clause (iii), a “Monetary Encumbrance”) provided, Seller shall not be obligated to spend more than $2,000,000 in the aggregate with respect to any Monetary Encumbrances. The parties acknowledge and agree that Seller shall have the right to apply or

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cause Escrow Agent to apply all or any portion of the Purchase Price to cause the release of any Post-Effective Date Voluntary Encumbrance, the Existing Mortgage or any Monetary Encumbrance, as applicable.

(b)               Except as expressly set forth in this Section 8.3, nothing contained in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, nor shall Buyer have any right of action against Seller, at law or in equity, for Seller’s inability to convey its interest in the Property subject only to the Permitted Exceptions.

Section 8.4.            Buyer’s Right to Accept Title.

(a)                Notwithstanding the foregoing provisions of this Article VIII, Buyer may, by written notice given to Seller at any time prior to the earlier of (x) the Closing Date and (y) the termination of this Agreement, elect to accept such title as Seller can convey, notwithstanding the existence of any Title Defect. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing, but Buyer shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind, or any claim or right of action against Seller for damages or otherwise by reason of the existence of any Title Defect except as otherwise agreed upon by the parties.

(b)               Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require at Buyer’s sole cost and expense.

Section 8.5.            Cooperation. In connection with obtaining the Title Policy, Buyer and Seller, as applicable, and to the extent requested by the Title Company, shall deliver to the Title Company (a) evidence sufficient to establish (i) the legal existence of Buyer and Seller and (ii) the authority of the respective signatories of Seller and Buyer to bind Seller and Buyer, as the case may be, and (b) a certificate of good standing of Buyer and Seller. In addition, Seller will deliver to the Title Company at Closing, if and to the extent requested by Title Company, an owner’s title affidavit, gap indemnity and mechanics lien indemnity substantially in the form attached hereto as Exhibit J (“Title Affidavit”). With respect to any Capital Expenditures Work and Landlord Work completed and paid for by Seller prior to Closing, Seller shall also provide copies of lien waivers or such other documents as the Title Company shall reasonably require in order to insure over liens related thereto on the Title Policy.

Article IX
TRANSACTION COSTS; RISK OF LOSS; Options

Section 9.1.            Transaction Costs.

(a)                Buyer and Seller agree to comply with all real estate transfer and recordation tax laws applicable to the sale of the Assets. At Closing, Seller shall pay or cause to be paid (i) one-half (1/2) of all transfer and recordation taxes payable, (ii) one-half (1/2) of all escrow charges, (iii) all costs in connection with discharging any Existing Mortgages, Post-

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Effective Date Voluntary Encumbrances and Monetary Encumbrances that are the obligation of Seller hereunder and (iv) the costs of any endorsements issued to insure over any Non-Permitted Exceptions or Title Defects. At Closing, Buyer shall pay or cause to be paid (i) one-half (1/2) of all transfer taxes payable, (ii) all costs for the Title Policy except the amount for which Seller is responsible, as noted above, (iii) any recording fees except the amount for which Seller is responsible, as noted above, (iv) one-half (1/2) of all escrow charges, (v) all fees, costs or expenses in connection with Buyer’s due diligence reviews and analyses hereunder, (vi) the cost of any update or recertification of the Survey, and (vii) all costs associated with Buyer’s financing, including documentary stamp tax and intangible tax on any mortgage of the Property by Buyer. Any other transaction costs shall be paid by Buyer and Seller, as applicable, in accordance with local custom for the Property. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided. Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants and other professionals.

(b)               Each party to this Agreement shall indemnify the other party hereto and its respective successors and assigns from and against any and all Losses which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned taxes, fees or other charges for which it has assumed responsibility under this Section 9.1. The provisions of this Section 9.1 shall survive the Closing or the termination of this Agreement indefinitely.

Section 9.2.            Risk of Loss.

(a)                If, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by fire or other casualty or (ii) taken, or threatened to be taken, as a result of any condemnation, eminent domain or similar proceeding, including the receipt of any notice letter relating thereto (including, without limitation, any Existing Casualty / Condemnation), Seller shall promptly notify Buyer prior to the Closing and, at Closing, Seller will credit against the Purchase Price payable by Buyer at the Closing an amount equal to the net proceeds, if any, actually received by Seller as a result of such casualty or condemnation, together with a credit for any deductible under such insurance. If as of the Closing Date, Seller has not received all or any portion of such insurance or condemnation proceeds, then the parties shall nevertheless consummate on the Closing Date the conveyance of the Assets (without any credit for such insurance or condemnation proceeds except for a credit for (i) any deductible under such insurance as provided for herein and (ii) any uninsured loss) and Seller will at Closing assign to Buyer all rights of Seller, if any, to the insurance or condemnation proceeds and to all other rights or claims arising out of or in connection with such casualty or condemnation.

(b)               Notwithstanding the provisions of Section 9.2(a), if, on or before the Closing Date, any individual Property or any portion thereof shall be (i) damaged or destroyed by a Material Casualty or (ii) subject to a Material Condemnation, Buyer shall have the right, exercised by written notice to Seller, to terminate this Agreement as to only such affected Property by delivering written notice to Seller, in which event (i) this Agreement shall be deemed modified to exclude such affected Property from this Agreement, (ii) the Allocated Earnest Money attributable to such affected Property shall be immediately returned to Buyer, (iii) the Purchase Price shall be reduced by the Allocated Asset Value of such affected Property,

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and (iv) neither party hereto shall have any further rights or obligations with respect to such affected Property hereunder other than those which expressly survive the termination of this Agreement.

(c)                Notwithstanding the provisions of Section 9.2(a), if, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by one or more casualties and/or (ii) taken, or threatened to be taken, as a result of one or more condemnation, eminent domain or similar proceedings, and the cost of repair (with respect to any such casualties) and the value of the applicable portion of the Property (with respect to any such condemnations, eminent domain or similar proceedings) exceeds, in the aggregate, seven and one-half percent (7.5%) of the Purchase Price, Buyer shall have the right, exercised by written notice to Seller, to terminate this Agreement, in which event the Earnest Money shall be returned to Buyer and neither party hereto shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement.

(d)               If Buyer does not (i) terminate this Agreement with respect to such affected Property in accordance with Section 9.2(b) or (ii) terminate this Agreement in accordance with Section 9.2(c), the provisions of Section 9.2(a) shall apply.

(e)                The provisions of this Section 9.2 shall survive the Closing.

Section 9.3.            Options.

(a)                Should any counterparty to an Option exercise its right to purchase any individual Property or the applicable portion thereof (an “Excluded Option Property”), Seller shall promptly notify Buyer of the same in writing, in which event (i) this Agreement will terminate as to only such Excluded Option Property and this Agreement shall be deemed modified to exclude such Excluded Option Property from this Agreement, (ii) the Allocated Earnest Money attributable to such Excluded Option Property shall be immediately returned to Buyer, (iii) the Purchase Price shall be reduced by the Allocated Asset Value of such Excluded Option Property, and (iv) neither party hereto shall have any further rights or obligations with respect to such Excluded Option Property hereunder other than those which expressly survive the termination of this Agreement. To the extent the Option held by Nutramax Laboratories, Inc. with respect to the individual Property located at 2208 Lakeside Boulevard, Edgewood, Maryland 21040 is exercised by such tenant, the term “Excluded Option Property” as used with respect to such Option shall be deemed to include both (i) 2208 Lakeside Boulevard, Edgewood, Maryland 21040 and (ii) 2206 Lakeside Boulevard, Edgewood, Maryland 21040.

(b)               Notwithstanding the foregoing, if, after the date on which a portion of Property becomes an Excluded Option Property, but prior to the date that is twelve (12) months after the Closing Date, either (i) such counterparty defaults on its obligation to purchase such Excluded Option Property, or (ii) such Excluded Option Property otherwise becomes available for sale by the applicable Seller, then Seller shall promptly notify Buyer. Within a period of ten (10) Business Days from the date of delivery of such notice, Buyer shall have the right, at its sole option, to elect to cause Seller to sell such Excluded Option Property to Buyer at the Allocated Asset Value of such Excluded Option Property set forth herein and otherwise in accordance with the terms of this Agreement by delivering written notice from Buyer to Seller (“Option Inclusion

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Event”). If Buyer does not timely exercise its right to acquire such Excluded Option Property, then Buyer shall have no obligation to buy, and Seller shall have no obligation to sell, such Excluded Option Property. If an Option Inclusion Event occurs in accordance with the terms of this Agreement, Buyer shall have the right, in its sole discretion, to schedule the Closing with respect to such Excluded Option Property on the earlier of (i) the Closing Date and (ii) up to sixty (60) days after the date of the Option Inclusion Event. If an Option Inclusion Event occurs in accordance with the terms of this Agreement, this Agreement shall be deemed amended to include the Excluded Option Property for all purposes under this Agreement and such Excluded Option Property shall be subject to the terms and conditions of this Agreement, including the covenants of Seller related thereto. For the avoidance of doubt, in the event the Closing for the Excluded Option Property occurs on a date other than the Closing Date, all prorations in this Agreement and the Survival Period for representations, warranties and covenants established in this Agreement (other than those related solely to such Excluded Option Property) that are based on the Closing Date shall still be calculated based on the Closing Date (and not the date the Closing relative to such Excluded Option Property occurs), but all prorations for such Excluded Option Property, and the Survival Period for representations, warranties and covenants related solely to such Excluded Option Property shall be calculated as of the date the Closing relative to such Excluded Option Property actually occurs.

(c)                The provisions of this Section 9.3 shall survive Closing.

Section 9.4.            Crossroads Outparcel.

(a)                Promptly following the Effective Date and continuing after the Closing Date, Seller shall, at Seller’s sole cost and expense, take all necessary actions to subdivide the Crossroads Outparcel in order to enable Seller to transfer ownership of a separate legal parcel comprised solely of the Crossroads Parking Parcel. In connection with the foregoing, Seller agrees to provide Buyer with regular updates on the status of such subdivision and provide copies of all correspondences sent or received by Seller with respect thereof. Seller shall not encumber the Crossroads Outparcel nor construct any improvements thereon.

(b)               Following the subdivision of the Crossroads Outparcel pursuant to Section 9.4(a), if applicable, and subject to customary diligence (including, but not limited to, title, zoning and survey diligence and environmental diligence), Seller shall convey and Buyer (or an Affiliate thereof) shall acquire the Crossroads Parking Parcel (so long as such subdivision is achieved within one (1) year of the Closing) at a separate closing, for no additional cash consideration, pursuant to a deed in substantially the form of Exhibit G-2, subject only to any Permitted Exceptions and the transfer restriction set forth in the last sentence of Section 9.4(c) below. The consideration for the Crossroads Parking Parcel shall be Buyer’s good faith covenants set forth in Section 9.4(c) below, which shall survive the transfer of the Crossroads Outparcel for a period of one (1) year thereafter. All amounts due and payable by the owner of the Crossroads Outparcel with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year. For the avoidance of doubt, Seller and Buyer acknowledge that as of the Effective Date, Buyer has not completed its diligence with respect to the Crossroads Parking Parcel. In the event Buyer shall not be satisfied with the results of its diligence of the Crossroads Parking Parcel for any reason,

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in its sole and absolute discretion, Buyer shall have no obligation to acquire the Crossroads Parking Parcel.

(c)                Following Buyer’s acquisition of the Crossroads Parking Parcel, if applicable, and subject to Buyer (i) agreeing upon acceptable construction cost arrangements with Advanced Relocation Services, (ii) obtaining any required approvals from any Governmental Authority and (iii) approving the results of its customary diligence, Buyer shall work in good faith to construct a parking lot on the Crossroads Parking Parcel. Notwithstanding any provision herein to the contrary, Seller and Buyer acknowledge that as of the Effective Date, Buyer has not completed its diligence with respect to the construction of the parking lot. In the event Buyer shall not be satisfied with the aforementioned diligence and construction cost arrangements for any reason, in its sole and absolute discretion, Buyer shall have no obligation to construct such parking lot. In the event Buyer does not construct a parking lot on the Crossroads Parking Parcel, Buyer covenants that it shall not transfer or convey the Crossroads Parking Parcel unless (i) such transaction also includes the conveyance of the 11500 Crossroads Property or (ii) the 11500 Crossroads Property has previously been transferred in connection with any foreclosure or deed in lieu of foreclosure.

(d)               The provisions of this Section 9.4 shall survive Closing.

Article X
ADJUSTMENTS

Unless otherwise provided below, the following are to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the Closing, based upon a 365-day year, with Buyer being deemed to be the owner of the Assets during the entire day of the Closing Date and being entitled to receive all operating income of the Assets, and being obligated to pay all operating expenses of the Assets, with respect to the Closing Date and the net amount thereof under this Article X shall be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price payable at Closing:

Section 10.1.        Fixed Rents and Additional Rents.

(a)                All fixed rents (collectively, “Fixed Rents”) and Additional Rent (as hereinafter defined; Fixed Rents and Additional Rent being together referred to herein as “Rents”) paid by Tenants in connection with the Tenants’ occupancy of the Assets, Security Deposits (except as hereinafter provided) and other tenant charges shall be prorated. Seller shall deliver or provide a credit in an amount equal to all prepaid Rents for periods from and after the Closing Date and all refundable cash Security Deposits required under the applicable Space Lease, including interest thereon, if any, as set forth on Schedule 3.2(b-4) (to the extent the foregoing were not applied in accordance with this Agreement or forfeited prior to the Closing) to Buyer on the Closing Date. Seller shall also deliver to Buyer at Closing any original security deposits that are held in the form of letters of credit (the “SD Letters of Credit”) and completed transfer forms for the purpose of transferring such SD Letters of Credit to Buyer if the same are transferable, at Seller’s sole cost (including Seller’s payment of any third party transfer fees and expenses); if any of the SD Letters of Credit is not transferable, Seller shall request the Tenants

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obligated under such SD Letters of Credit to cause new letters of credit to be issued in favor of Buyer in replacement thereof and in the event such a new letter of credit is not issued in favor of Buyer by Closing, Buyer shall diligently pursue such replacement after Closing and Seller shall take all reasonable action, as directed by Buyer in writing, in connection with the presentment of such SD Letters of Credit for payment as permitted under the terms of the applicable Space Lease. Rents that are delinquent (or payable but unpaid) as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies (or unpaid amounts) in its normal billing and shall in good faith use commercially reasonable efforts to pursue the collection of such past due Rents for a period of one hundred twenty (120) days after the Closing Date (but Buyer shall not be required to litigate, declare a default under any Space Lease or take any additional actions in connection with the recovery from Tenants of such delinquencies or other unpaid amounts). To the extent Buyer receives payment of Rents (or income in connection with other tenant charges) on or after the Closing Date, such payments shall be applied first toward the Rent (or other tenant charge) for the month in which the Closing occurs, and then to the current Rent (or other tenant charges) owed to Buyer in connection with the applicable Space Lease or other document for which such payments are received, and then to any delinquent Rents (or other tenant charges) owed to Seller, with Seller’s share thereof being promptly delivered to Seller; provided, however, that any year-end or similar reconciliation payment shall be allocated as hereinafter provided. With respect to delinquent or other uncollected Rents and any other amounts or other rights of any kind respecting Tenants who are no longer Tenants of the Property as of the Closing Date, Seller shall retain all of the rights relating thereto. For the purposes of this provision, the term “Additional Rent” shall mean amounts payable under any Space Lease for (i) so-called common area maintenance or “CAM” charges, and (ii) so-called “escalation rent” or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter’s wages or insurance or other expenses of the Assets or otherwise and to the extent that a Space Lease provides for base year amounts for operating expenses or taxes, such base year amounts shall be prorated in determining Additional Rent with respect to such Space Lease. As to any Additional Rent in respect of an accounting period that shall have expired prior to the Closing but which is payable after the Closing, (i) if a Tenant was underbilled and Buyer receives payment in respect thereof, Buyer shall pay the entire amount over to Seller upon Buyer’s receipt thereof; provided, however, that Buyer may retain such amounts until Seller has paid Buyer any and all amounts Seller is required to pay Buyer pursuant to the immediately following subsection (ii), and (ii) if a Tenant was overbilled, Seller shall promptly pay to Buyer the amount of any such overpayment, which Buyer shall then deliver to the applicable Tenant.

(b)               In order to enable Buyer to make any year-end reconciliations of tenant reimbursements of Additional Rent for the year in which the Closing takes place after the end thereof, Seller shall determine the amount actually paid or incurred by Seller in connection with the expenses used to calculate the Additional Rent for the portion of the year of Closing during which Seller owned the Property (“Seller’s Actual Reimbursable Tenant Expenses”) and the Additional Rent for such actually paid to Seller by Tenants for the portion of the year in which Closing occurs during which Seller owned the Property (“Seller’s Actual Tenant Reimbursements”). On or before the date that is one hundred sixty (160) days after the end of the year in which the Closing takes place, Seller shall deliver to Buyer a reconciliation statement (“Seller’s Reconciliation Statement”) setting forth (i) Seller’s Actual Reimbursable Tenant Expenses, (ii) Seller’s Actual Tenant Reimbursements, and (iii) a calculation of the difference, if

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any, between the two (i.e., establishing that Seller’s Actual Reimbursable Tenant Expenses were either more or less than or equal to Seller’s Actual Tenant Reimbursements). Any amount due Seller pursuant to the foregoing calculation (in the event Seller’s Actual Tenant Reimbursements are less than Seller’s Actual Reimbursable Tenant Expenses) or Buyer (in the event Seller’s Actual Tenant Reimbursements are more than Seller’s Actual Reimbursable Tenant Expenses), as the case may be, shall be paid by Buyer to Seller or by Seller to Buyer, as the case may be, within thirty (30) days after delivery of Seller’s Reconciliation Statement to Buyer. If Buyer is paid any such amount by Seller, Buyer thereafter shall be obligated to promptly remit the applicable portion to the particular Tenants entitled thereto, and Buyer shall hold harmless and indemnify Seller for any claims against Seller, including reasonable attorneys’ fees and costs actually incurred, related to any such amounts. If Buyer has directly or indirectly transferred its interest in any part of the Assets to a successor-in-interest or assignee prior to such date, then, on or before the transfer of such interest, Buyer shall (i) in writing expressly obligate such successor-in-interest or assignee to be bound by the provisions of this Section 10.1, and (ii) deliver written notice of such transfer to Seller, and thereafter Seller shall make the deliveries specified above with respect to the Property to Buyer’s successor-in-interest or assignee. Seller’s Reconciliation Statement shall be final and binding for purposes of this Agreement.

(c)                Seller shall be responsible for the reconciliation with Tenants of Additional Rent and Tenant reimbursements thereof for any calendar year prior to the year in which the Closing takes place. If the amount of Tenant reimbursements collected by Seller for such prior years is less than the amount of costs paid by Seller for such period in connection with the expenses used to calculate the Additional Rent (or less than the amount that Seller is entitled to recover under the terms of the Space Leases), then Seller shall be entitled to bill such Tenants directly and retain any such amounts due from Tenants. If the amount of Tenant reimbursements collected by Seller for such prior calendar year exceeds the amount of costs paid by Seller with respect to such period (or the amount that Seller is entitled to recover under the terms of the Space Leases), then, to the extent required under the terms of the Space Leases, Seller shall remit such excess amounts to the applicable Tenants. In connection with the foregoing, Seller shall be permitted to make and retain copies of all Space Leases and all billings concerning Tenant reimbursements for such prior years, and Buyer covenants and agrees to provide Seller with reasonable access to the books and records pertaining to such Tenant reimbursements, and to otherwise cooperate with Seller (at no material out-of-pocket cost to Buyer) for the purpose of enabling Seller to adequately respond to any claim by Tenants for reimbursement of Tenant reimbursements previously paid by such Tenants. Seller agrees to deliver to Buyer copies of such reconciliations with necessary calculations and supporting documentation and information at such time as Seller delivers same to tenants. The provisions of this Section shall survive the Closing.

(d)               Until such time as all amounts required to be paid to Seller by Buyer pursuant to this Section 10.1 shall have been paid in full, Buyer shall furnish to Seller, upon Seller’s request, a reporting of Rents which have been collected by Buyer after the Closing with respect to Space Leases with delinquent Rents as of the Closing.

Section 10.2.        Taxes and Assessments. All real estate and personal property taxes and assessments with respect to the Assets for the current fiscal year shall be prorated between Seller and Buyer as of the Closing Date (on the basis of the actual number of days

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elapsed over the applicable period). Seller shall be responsible for the payment of any such Taxes that are delinquent as of Closing. If any assessments on the Assets or Property are payable in installments, then the installment allocable to the period in which the Closing occurs shall be prorated (with Buyer being allocated the obligation to pay any installments due on or after the Closing Date).

Section 10.3.        Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by Tenants pursuant to such Tenants’ Space Leases, for which no adjustment shall be made), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there is a water meter, or meters, on the Assets, Seller agrees that it shall at the Closing furnish a reading of same to a date not more than thirty (30) days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto.

Section 10.4.        Utility Charges. Buyer shall transfer all utilities at the Property to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall use commercially reasonable efforts to cause all utility meters to be read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date; provided that if any such deposit is transferred to Buyer at Closing, Seller shall receive a credit at Closing in the amount of the deposit so transferred. All charges for utilities shall be prorated outside of the escrow contemplated herein within sixty (60) days after the Closing Date.

Section 10.5.        Leasing Costs. If the Closing occurs, except as otherwise set forth herein (including but not limited to Section 10.9), Buyer shall be responsible for the payment (or, in the case of any amounts payable prior to Closing, the reimbursement to Seller) of (A) all Leasing Costs that become due and payable (whether before or after Closing) as a result of (1) any Space Lease entered into by Seller with respect to the Property on or after the Effective Date in accordance with the terms of this Agreement (a “New Lease”), (2) amendments entered into during the period from (and including) the Effective Date until the earlier of the Closing or termination of this Agreement, in accordance with this Agreement to renew, extend, expand or otherwise amend Existing Leases or New Leases, and (3) any renewals, extensions or expansions of, or the exercise of any other option under, Existing Leases or New Leases exercised by Tenants during the period from (and including) the Effective Date and the Closing Date; and (B) all Leasing Costs as a result of renewals, extensions, expansions, or the exercise of any other option, occurring on or after the Closing Date of Existing Leases or New Leases (collectively, “Buyer’s Leasing Costs”). Seller shall be responsible for all other Leasing Costs, including all Leasing Costs that are payable by reason of (i) the execution of an Existing Lease, (ii) the renewal, extension, expansion of, or the exercise of any other option under, an Existing Lease, prior to the Effective Date, and (iii) amendments of an Existing Lease entered into prior to the Effective Date (collectively, “Seller’s Leasing Costs”). If, as of the Closing Date, Seller shall have paid any Leasing Costs which are Buyer’s Leasing Costs, Buyer shall reimburse Seller therefor at Closing. Seller shall pay (or cause to be paid) prior to Closing or credit Buyer at

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Closing (to the extent unpaid), all Leasing Costs that remain unpaid or outstanding as of the Closing Date which are Seller’s Leasing Costs and, subject to the reimbursement obligations set forth above, Seller shall pay (or cause to be paid) when due all Leasing Costs payable after the Effective Date and prior to Closing.

Section 10.6.        Assumed Contracts. Amounts due under the Assumed Contracts with Buyer to receive a credit at Closing for any amounts unpaid and attributable for the period prior to the Closing Date and Seller to receive a credit at Closing for any amounts previously paid and attributable to the period on and following the Closing Date.

Section 10.7.        REAs. If applicable, all amounts due and payable by the owner of the Property under any REA with respect to the Property with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year.

Section 10.8.        Associations. If applicable, all association fees or similar fees and assessments due and payable with respect to the Property with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year.

Section 10.9.        YBR Property.

(a)                To the extent Seller enters into the YBR Lease prior to the Closing Date for the entire YBR Property pursuant to the terms of Section 3.3(c)(ii), the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price; provided however, notwithstanding anything to the contrary set forth in Section 10.5, Seller shall be responsible for all Leasing Costs with respect to the YBR Lease.

(b)               To the extent Seller does not enter into the YBR Lease prior to the Closing Date for the entire YBR Property pursuant to the terms of Section 3.3(c)(ii), Buyer and Seller agree that Two Million and No/100 Dollars ($2,000,000.00) of the Purchase Price shall be held back from the Closing proceeds and deposited into an escrow with Escrow Agent (the “YBR Holdback”). In the event Buyer does not enter into the YBR Lease between the Closing Date and June 30, 2018, Escrow Agent shall automatically release the YBR Holdback to Buyer on July 1, 2018. In the event Buyer enters into the YBR Lease between the Closing Date and June 30, 2018, upon the delivery of joint written instructions from Buyer and Seller to Escrow Agent, Escrow Agent shall (i) release the YBR Holdback to Seller, less any Leasing Costs with respect to the YBR Lease, and (ii) release the balance of the YBR Holdback to Buyer.

(c)                This Section 10.9 shall survive the Closing.

Section 10.10.    Other Adjustments. If applicable, the Purchase Price shall be adjusted at Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing. Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where the Property are located, shall be prorated as applicable.

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Section 10.11.    Re-Adjustment. In the event any prorations or apportionments made under this Article X shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. Notwithstanding anything to the contrary set forth herein, all reprorations contemplated by this Agreement shall be completed within one (1) year after Closing (subject to extension solely as necessary due to the unavailability of final information but in no event to exceed two (2) years after Closing). The obligations of Seller and Buyer under this Article X shall survive the Closing for two (2) years.

Article XI
INDEMNIFICATION

Section 11.1.        Indemnification by Seller. Following the Closing and subject to Section 11.3, Section 11.4, Section 11.5 and Section 11.8, Seller shall indemnify and hold Buyer and its Affiliates, members, partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, the “Buyer-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Buyer and any such Buyer-Related Entities in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or resulting from, (a) any breach of any representation or warranty of Seller or Parent contained in this Agreement or in any Closing Document, (b) any breach of any covenant of Seller or Parent contained in this Agreement or in any Closing Document that expressly survives the Closing and (c) claims asserted by third parties relating to the Assets, but only if and to the extent such Losses first arise or accrue prior to the Closing Date, even if such claim is asserted on or after the Closing Date.

Section 11.2.        Indemnification by Buyer. From and after the Closing and subject to Section 11.4 and Section 11.5, Buyer shall indemnify and hold Seller and its Affiliates, members, partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, the “Seller-Related Entities”) harmless from any and all Losses suffered or incurred by Seller and any Seller-Related Entities in connection with any Losses arising out of, or in any way resulting from, (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document, (b) any breach of any covenant of Buyer contained in this Agreement or in any Closing Document that expressly survives the Closing and (c) claims asserted by third parties relating to the Assets, but only if and to the extent such Losses first arise or accrue after the Closing.

Section 11.3.        Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 11.1, (a) Seller shall not be required to indemnify Buyer or any Buyer-Related Entities under Section 11.1 unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 11.1 exceeds the Basket Limitation and, in such event, Seller shall be responsible for the entire amount and (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 11.1 exceed in the aggregate the Cap Limitation (provided that (i) Seller’s obligations under Article X with respect to prorations and adjustments, (ii) Seller’s obligations under Section 9.1 with respect to transaction

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costs, (iii) Seller’s obligations for the breach of any of the representations and warranties set forth in Section 3.2(o) with respect to Taxes, (iv) Seller’s obligations under Section 15.1 with respect to Employees, and (v) Seller’s obligations under Section 16.2 with respect to brokers shall not be subject to the Basket Limitation or the Cap Limitation).

Section 11.4.        Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive for a period of twelve (12) months after the Closing unless a longer or shorter survival period is expressly provided for in this Agreement (such period, the “Survival Period”). No action or proceeding thereon shall be valid or enforceable, whether at law or in equity, if a legal proceeding is not commenced on or before the expiration of the Survival Period.

Section 11.5.        Notification. In the event that any indemnified party (the “Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than thirty (30) days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto, in each case to the extent actually known to such party (a “Claim Notice”); provided, that no delay on the part of the Indemnified Party in giving such Claim Notice shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay.

Section 11.6.        Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or any Closing Document which expressly survives the Closing shall be the indemnifications provided for under this Article XI, except as it relates to prorations obligations under Article X and the indemnification obligations under Section 9.1, Section 15.1 and Section 16.2.

Section 11.7.        Tax Treatment of Indemnity. Seller and Buyer agree that any indemnity payments made under this Agreement shall be treated as adjustments to the Purchase Price for all tax purposes, unless otherwise required by Applicable Law.

Section 11.8.        Damages. In no event shall Buyer or any Buyer-Related Entity be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Seller, except with respect to any claims asserted by third parties. In no event shall Seller or Seller-Related Entity be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Buyer.

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Article XII

TAX CERTIORARI PROCEEDINGS

Section 12.1.        Prosecution and Settlement of Proceedings. If any tax reduction proceedings (including, but not limited to, administrative and/or judicial proceedings or appeals) in respect of the Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, (provided that Seller shall not institute any such proceeding between the Effective Date and the Closing), Seller reserves and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of the Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that Seller shall not settle any such proceeding without Buyer’s prior written consent. Buyer shall reasonably cooperate with Seller in connection with the prosecution of any such tax reduction proceedings. Seller shall keep Buyer reasonably informed of the status of any reduction proceedings that Seller is prosecuting.

Section 12.2.        Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings on account of taxes allocable to the period prior to the Closing Date shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes on account of taxes allocable to the period from and after the Closing Date shall belong to and be the property of Buyer; provided, however, that if any such refund creates an obligation to reimburse any Tenants for any Rents or Additional Rent paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Space Lease to such Tenant) shall, at Seller’s election, either (a) be paid to Buyer and Buyer shall disburse the same to such Tenants or (b) be paid by Seller directly to the Tenants entitled thereto. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Buyer in proportion to the gross amount of such refunds or savings payable to Seller and Buyer, respectively (without regard to any amounts reimbursable to Tenants); provided, however, that neither Seller nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.

Section 12.3.        Survival. The provisions of this Article XII shall survive the Closing.

Article XIII
DEFAULT

Section 13.1.        Buyer’s Default; Failure of Conditions.

(a)                This Agreement may be terminated by Seller prior to the Closing if (i) any of the conditions precedent to Seller’s obligations set forth in Section 5.1 have not been satisfied or waived by Seller on or prior to the Closing Date or (ii) there is a material breach or default by Buyer to pay the Purchase Price and purchase the Assets on the Closing Date.

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(b)               In the event this Agreement is terminated pursuant to Section 13.1(a)(i), the Escrow Agent shall, subject to Section 16.5, disburse the Earnest Money to Buyer, and upon such disbursement this Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except for those provisions hereof which by their terms expressly survive the termination of this Agreement.

(c)                In the event Seller terminates this Agreement pursuant to Section 13.1(a)(ii), the Escrow Agent shall, subject to Section 16.5, disburse Earnest Money to Seller, and upon such disbursement Seller and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination. Buyer and Seller hereby acknowledge and agree that it would be impractical and/or extremely difficult to fix or establish the actual damage sustained by Seller as a result of such default by Buyer, and agree that the Earnest Money is a reasonable approximation thereof. Accordingly, in the event that Buyer breaches this Agreement by materially defaulting in the purchase of the Assets on the Closing Date, the Earnest Money shall constitute and be deemed to be the agreed and liquidated damages of Seller, and shall be paid by the Escrow Agent to Seller as Seller’s sole and exclusive remedy hereunder.

Section 13.2.        Seller’s Default; Failure of Conditions.

(a)                This Agreement may be terminated by Buyer prior to the Closing if (i) any of the conditions precedent to Buyer’s obligations set forth in Section 5.2 have not been satisfied or waived by Buyer on or prior to the Closing Date or (ii) there is a material breach or default by Seller in the performance of its obligations under this Agreement.

(b)               Upon termination of this Agreement by Buyer pursuant to Section 13.2(a)(i), the Escrow Agent shall, subject to Section 16.5, disburse the Earnest Money to Buyer, and upon such disbursement Seller and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination. In addition to the other rights and remedies available to Buyer hereunder, if Buyer elects to terminate this Agreement due to a failure to obtain Shareholder Approval, Seller shall pay to Buyer within five (5) Business Days following the date of such termination the Reimbursement Amount.

(c)                Upon material breach or default by Seller in the performance of its obligations under this Agreement, Buyer, at its option, may (i) terminate this Agreement, direct the Escrow Agent to deliver the Earnest Money to Buyer, at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination or (ii) specifically enforce the terms and conditions of this Agreement (without the necessity of proving the inadequacy of money damages as a remedy); provided that such specific enforcement action must be initiated no later than sixty (60) days following such default. In addition to the other rights and remedies available to Buyer hereunder, if Buyer elects to terminate this Agreement due to a material breach or default by Seller in the performance of its obligations under this Agreement, Seller shall pay to Buyer within five (5) Business Days following the date of such termination the Reimbursement Amount.

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Article XIV

Public Company

Section 14.1.        Preparation of the Proxy Statement; Shareholders Meeting.

(a)                As promptly as reasonably practicable following the Effective Date (and, in any event, no more than five (5) Business Days following the Effective Date), Parent shall prepare the Proxy Statement and, after consultation with and consideration in good faith of any comments on the Proxy Statement reasonably proposed by Buyer, cause to be filed with the SEC the Proxy Statement in preliminary form; provided, however, that Parent shall not file the Proxy Statement with the SEC without obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed. Parent shall use its reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, respond, after consultation with Buyer, promptly to any comments made by the SEC with respect to the Proxy Statement, (ii) mail or deliver the definitive Proxy Statement to its shareholders as promptly as practicable after the earlier to occur of (x) receiving notification that the SEC is not reviewing the preliminary Proxy Statement or (y) the conclusion of any SEC review of the preliminary Proxy Statement and (iii) if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by Parent without affording Buyer a reasonable opportunity for consultation and review, and Parent shall consider in good faith any comments on such materials reasonably proposed by Buyer. Parent will promptly notify Buyer of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and will promptly supply Buyer with copies of all written correspondence between Parent or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement, this Agreement or the transactions contemplated by this Agreement. Prior to responding to any comments of the SEC or members of its staff, Parent shall provide Buyer with a reasonable opportunity to consult and review such response and Parent shall consider in good faith any comments on such response reasonably proposed by Buyer. Buyer shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to Parent as may be required to be disclosed in the Proxy Statement, and provide such other assistance as may be reasonably requested by Parent in connection with the preparation, filing and distribution of the Proxy Statement.

(b)               If, at any time prior to the Shareholder Meeting, any information relating to Parent or Buyer, or any of their respective subsidiaries, or their respective officers or directors, should be discovered by Parent or Buyer, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent or Buyer, as the case may be, shall promptly notify the other parties hereto, and Parent and Buyer shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement describing such information and, to the extent required by Applicable Law, in disseminating the information contained in

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such amendment or supplement to shareholders of Parent. Nothing in this Section 14.1(b) shall limit the obligations of any party under Section 14.1(a). All documents that Parent is responsible for filing with the SEC in connection with this Agreement and the transactions contemplated by this Agreement will, at the time of the first mailing thereof, at the time of the Shareholder Meeting or at the time of any amendment or supplement thereof, as applicable, comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c)                As promptly as practicable after the date hereof, Parent shall, in accordance with Applicable Law, the rules of the Parent Charter and the Parent Bylaws, duly call, give notice of, convene and hold the Shareholder Meeting. Parent shall, through the Parent Board, recommend to its shareholders that they provide the Shareholder Approval, include such recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Shareholder Approval (including by soliciting proxies from its shareholders), except to the extent that the Parent Board shall have made an Adverse Recommendation Change as permitted by and determined in accordance with Section 14.2. Parent shall keep Buyer updated with respect to proxy solicitation results as reasonably requested by Buyer. Unless this Agreement is terminated in accordance with its terms, Parent shall not submit to the vote of its shareholders any Acquisition Proposal. Notwithstanding the foregoing provisions of this Section 14.1(c), Parent may make or one or more adjournments or postponements of the Shareholder Meeting after consultation with Buyer (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the shareholders of Parent sufficiently in advance of the Shareholder Meeting to ensure that the vote occurs on the basis of full and complete information as required by Applicable Law or regulation or (ii) if, in the reasonable discretion of Parent, additional time is required to solicit proxies in favor of the approval of this Agreement and the transactions contemplated hereby; provided, that in the case of this clause (ii), without the consent of Buyer (not to be unreasonably withheld, conditioned or delayed), in no event shall the Shareholder Meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the Shareholder Meeting was originally scheduled; provided, further, that such consent of Buyer may be withheld in its sole discretion if following the date hereof an Acquisition Proposal shall have been received by Parent or its Representatives or any Person (other than Buyer) shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal unless any such Acquisition Proposal shall have been withdrawn at least thirty (30) days prior to the date for which the Shareholder Meeting was originally scheduled. Unless this Agreement shall have been terminated in accordance with its terms, the obligation of Parent to duly call, give notice of, convene and hold the Shareholder Meeting, mail the Proxy Statement (and any amendment or supplement thereto that may be required by Applicable Law) to Parent's shareholders and solicit proxies in favor of the Shareholder Approval shall not be affected by an Adverse Recommendation Change.

Section 14.2.        No Solicitation; Acquisition Proposals.

(a)                Except as otherwise provided in this Section 14.2, from the Effective Date until the Closing or earlier termination of this Agreement, Parent shall not, and shall cause its subsidiaries and its and their officers and directors not to, and shall not authorize and shall use reasonable best efforts to cause any other Representatives of Parent or any of its subsidiaries not

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to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (an "Inquiry"), (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any Person other than Buyer or its Representatives any non-public information or data in furtherance of, any Acquisition Proposal or Inquiry, (iii) approve, recommend, declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case related to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement), or requiring or having the effect of requiring Parent to abandon, terminate or breach its obligations hereunder or fail to consummate the transactions contemplated hereby (each item referred to in this clause (iii), a "Alternative Acquisition Agreement"), or (iv) agree to or propose publicly to do any of the foregoing. Parent shall, and shall cause each of its subsidiaries to, and shall direct the Representatives of Parent and its subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person and its Representatives (other than Buyer or any of its Representatives) conducted heretofore with respect to any Acquisition Proposal, and (B) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party.

(b)               Notwithstanding anything herein to the contrary, but subject to Parent's compliance with this Section 14.2, if, at any time following the Effective Date and prior to obtaining the Shareholder Approval, (i) Parent receives an unsolicited written Acquisition Proposal that the Parent Board believes in good faith to be bona fide, (ii) such Acquisition Proposal was not the result of a violation of Section 14.2(a), and (iii) the Parent Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then Parent may (and may authorize its Representatives to) (x) furnish non-public information with respect to Parent and its subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement; provided, that any non-public information provided to any Person given such access shall have previously been provided to Buyer or shall be provided to Buyer as soon as reasonably practicable (and in any event within 24 hours of the time it is provided to such Person), and (y) participate in negotiations with the Person making such Acquisition Proposal (and such Person's Representatives) regarding such Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, Parent and its Representatives may correspond in writing with any Person submitting an Acquisition Proposal (that was not the result of a violation of Section 14.2(a)) to request clarification of the terms of an Acquisition Proposal so as to determine whether such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal.

(c)                Except as provided in Section 14.2(d), the Parent Board (i)(A) shall not fail to make and shall not withdraw (or modify or qualify in any manner adverse to Buyer or publicly propose to withdraw, modify or qualify in any manner adverse to Buyer) the Parent Board Recommendation, (B) shall not adopt, approve, recommend, endorse or otherwise declare advisable any Acquisition Proposal or proposal reasonably likely to lead to an Acquisition

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Proposal (or publicly propose or resolve to do any of the foregoing), (C) shall not fail to include the Parent Board Recommendation in the Proxy Statement, (D) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Parent Board of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the Parent Board or the Parent indicates that the Parent Board has not changed the Parent Board Recommendation or (E) fail to reaffirm the Parent Board Recommendation within the earlier of three (3) Business Days prior to the Shareholders Meeting and five (5) Business Days after receiving a written request to do so from Buyer (each such action set forth in this Section 14.2(c)(i) being referred to herein as an "Adverse Recommendation Change"), and (ii) shall not authorize, cause or permit Parent or any of its subsidiaries to enter into any Alternative Acquisition Agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 14.2(a)).

(d)               Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Shareholder Approval, the Parent Board may (i) make an Adverse Recommendation Change in response to an Intervening Event if the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so in response to such Intervening Event would violate its duties under Applicable Law or (ii) make an Adverse Recommendation Change in response to an unsolicited written bona fide Acquisition Proposal (and Parent is not in breach of this Section 14.2) that, in the good faith determination of the Parent Board, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal if the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so in response to such Intervening Event would violate its duties under Applicable Law; provided, that the Parent Board shall only be entitled to effect an Adverse Recommendation Change if (A) Parent has provided a prior written notice (a "Notice of Change of Recommendation") to Buyer that Parent intends to take such action, identifying the Person or entity making the Superior Proposal and describing in reasonable detail the material terms and conditions of the Superior Proposal or Intervening Event, as applicable, that is the basis of such action including, if applicable, copies of any written proposals or offers and any proposed agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by Parent shall not constitute a Adverse Recommendation Change), (B) during the five (5) Business Day period following Buyer's receipt of the Notice of Change of Recommendation, Parent shall, and shall cause its Representatives to, negotiate with Buyer in good faith (to the extent Buyer desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Adverse Recommendation Change; and (C) following the end of such five (5) Business Day period, the Parent Board shall have determined in good faith, taking into account any changes to this Agreement proposed in writing by Buyer in response to the Notice of Change of Recommendation or otherwise, that (I) after consultation with outside legal counsel and financial advisors, the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal and the failure of the Parent Board to effect an Adverse Recommendation Change would violate the directors’ duties under Applicable Law or (II) after consultation with outside counsel, in the case of an Intervening Event, the failure of the Parent Board to effect an Adverse Recommendation Change would violate the directors' duties under Applicable Law. Any amendment to the financial terms or any

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other material amendment of such a Superior Proposal shall require a new Notice of Change of Recommendation, and Parent shall be required to comply again with the requirements of this Section 14.2(d); provided, however, that references to the five (5) Business Day period above shall then be deemed to be references to a four (4) Business Day period following receipt by Buyer of any such new Notice of Change of Recommendation.

(e)                Parent shall promptly (but in no event later than 24 hours) notify Buyer after receipt of any Acquisition Proposal or any request for non-public information relating to Parent or any of its subsidiaries by any third party that informs Parent that it is making, or has made, an Acquisition Proposal, or any Inquiry from any Person seeking to have discussions or negotiations with Parent relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall identify the Person making such Acquisition Proposal or Inquiry and shall indicate the material terms and conditions of any Acquisition Proposals or Inquiries to the extent known (including, if applicable, providing copies of any written Inquiries or requests and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Acquisition Proposals or Inquiries). Parent shall also promptly (and in any event within 48 hours), notify Buyer, orally arid in writing, (i) if Parent determines to begin providing non-public information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 14.2(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice and (ii) of any change to the financial and other material terms and conditions of any Acquisition Proposal and otherwise keep Buyer reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither Buyer nor any of its subsidiaries shall, after the Effective Date, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Buyer.

(f)                Nothing contained in this Section 14.2 or elsewhere in this Agreement shall prohibit Parent or the Parent Board, directly or indirectly through its Representatives, from (i) disclosing to Parent's shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of Parent if the Parent Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would violate the directors' duties under Applicable Law (for the avoidance of doubt, it being agreed that the issuance by Parent or the Parent Board of a "stop, look and listen" statement pending disclosure of its position, as contemplated by Rules I 4d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute an Adverse Recommendation Change) or is required by Applicable Law; provided, however, that neither Parent nor the Parent Board shall be permitted to recommend that the shareholders of Parent tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal or effect an Adverse Recommendation Change with respect thereto, except as permitted by Section 14.2(d).

(g)               For purposes of this Agreement:

(i)                 "Acquisition Proposal" means any proposal, offer, or inquiry from any Person or "group" (as such term is defined in Rule 13d-3 promulgated under the

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Exchange Act) involving any of Parent or Seller or any of their respective subsidiaries regarding (other than the transactions contemplated by this Agreement): (i) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or otherwise, of the assets representing 20% or more of the consolidated net income, consolidated net revenue or consolidated total assets (including equity securities of its subsidiaries) of Parent and its subsidiaries; (ii) any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of any class of capital stock; (iii) any tender offer or exchange offer for 20% or more of any class of capital stock, other equity security or voting power of Parent or the filing of a registration statement under the Securities Act in connection therewith; (iv) any other transaction or series of transactions pursuant to which any Person or "group" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) proposes to acquire control of any Property or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

(ii)               “Intervening Event” shall mean a material positive event, fact, development or occurrence (other than any event, fact, development or occurrence resulting from a breach of this Agreement by Parent and its subsidiaries) with respect to the Parent and subsidiaries or the business of Parent or its subsidiaries, in each case taken as a whole, that (a) is neither known, nor reasonably foreseeable (with respect to substance or timing), by Parent Board as of or prior to the execution and delivery of this Agreement and (b) first occurs, arises or becomes known to Parent Board after the execution and delivery of this Agreement and on or prior to the date of the Shareholder Approvals; provided that (i) any event, fact, development or occurrence that involves or relates to an Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating thereto, (ii) any event, fact, development or occurrence that results from the announcement, pendency and consummation of this Agreement or the transactions contemplated hereby or any actions required to be taken or to be refrained from being taken pursuant to this Agreement, (iii) the fact that Parent meets or exceeds any internal or analysts’ expectations or projections, or (iv) any changes or lack thereof after the date hereof in the market price or trading volume of the Parent Common Stock, individually or in the aggregate, will not be deemed to constitute an Intervening Event.

(iii)             "Superior Proposal" means any bona fide written Acquisition Proposal made after the date hereof (with the references to "20%" replaced with "50%") on terms that the Parent Board determines in good faith, after consultation with Parent's outside legal counsel and financial advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal and any changes to the terms of this Agreement proposed by Buyer and any other information provided by Buyer (including pursuant to Section 14.2), that (A) if consummated, would be more favorable to Parent's shareholders (solely in their capacity as such) from a financial point

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of view than the transactions contemplated by this Agreement, and (B) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

(iv)             References in this Section 14.2 to (a) the Parent Board shall mean the Parent Board or a duly authorized committee thereof, and (b) Parent outside legal counsel shall mean, as applicable, outside legal counsel to Parent or a duly authorized committee thereof.

Section 14.3.        Termination.

(a)                Buyer may terminate this Agreement if, prior to obtaining the Shareholder Approval, Parent or the Parent Board or any committee thereof (A) shall have effected an Adverse Recommendation Change, (B) approves, adopts, publicly endorses or recommends, or enters into or allows Parent or any of its subsidiaries to enter into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 14.2), (C) Parent or any of its subsidiaries shall have committed a willful and material breach of Section 14.2 or (D) fails to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by Parent's shareholders) within five (5) Business Days after the commencement of such tender offer or exchange offer).

(b)               Either Buyer or Parent may terminate this Agreement if the Shareholder Approval shall not have been obtained at the Shareholder Meeting or at any adjournment, recess or postponement of the Shareholder Meeting taken in accordance with this Agreement.

(c)                In the event of termination of this Agreement as provided in this Section 14.3, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer, Parent, or Seller, or their respective Affiliates or Representatives, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof except for the provisions which explicitly survive such termination.

Section 14.4.        Parent Termination Fee.

(a)                In the event that this Agreement is terminated (i) by Buyer pursuant to Section 14.3(a) or (ii) (A) this Agreement is terminated (I) by either Parent or Buyer pursuant to Section 14.3(b), (II) by Buyer pursuant to Section 2.3(b) or (III) by Buyer pursuant to Section 13.2(a)(ii) and (B) (I) before receipt of the Shareholder Approval an Acquisition Proposal shall have been made known to the Parent Board, the Parent or any of its subsidiaries or shall have been publicly made or disclosed or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Parent or any of its subsidiaries and (II) within twelve months of such termination, (x) Parent or any of its subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to, or shall have consummated or shall have approved or recommended to the Parent's shareholders or otherwise not opposed, an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (ii)(B)(I)) or (y) there shall have been

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consummated an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (ii)(B)(I)) (substituting in both instances “50%” for “20%” in the definition of “Acquisition Proposal”), Parent shall pay to Buyer the Reimbursement Amount and the Parent Termination Fee. Notwithstanding the foregoing, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Payment of the Reimbursement Amount and the Parent Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Buyer as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof).

(b)               Except as provided in this Agreement, no termination fee, penalty, charge or damage is payable in connection with a termination of this Agreement.

(c)                Each of the Parent, Seller and Buyer acknowledges that the agreements contained in this Section 14.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent, Seller and Buyer would not enter into this Agreement and the damages resulting from termination of this Agreement under circumstances where the amounts payable under this Section 14.4 are payable are uncertain and incapable of accurate calculation and, therefore, the amounts payable pursuant this Section 14.4 are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Buyer, for its efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement. Accordingly, if Parent fails to promptly pay the amount due by it pursuant to this Section 14.4 and, in order to obtain such payment Buyer commences a proceeding that results in a judgment against the Parent for such amount due pursuant to this Section 14.4 or any portion of such amount, the Parent shall pay to Buyer its costs and expenses (including attorneys’ fees) in connection with such proceeding, together with interest on the amount of the fee at the prime rate set forth in the Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made from the date such payment was required to be made through the date of payment.

(d)               The provisions of this Section 14.4 shall survive the termination of this Agreement.

Article XV
Employees

Section 15.1.        Employees. Effective as of no later than the Closing, Seller shall, and shall direct the applicable Affiliate of Seller to, with respect to each Employee, (a) reassign or transfer such Employee’s services or (b) terminate the employment of such Employee, such that no Employee provides services at or with respect to the Property as of and following the Closing. Neither Buyer nor any Affiliate of Buyer shall have any obligation to offer employment or engagement of services to, hire, or engage the services of any Employee, whether before, as of, or following the Closing. As of and following the Closing, Seller and its Affiliates shall retain, and Seller shall fully indemnify Buyer and Buyer-Related Entities with respect to, (i) sponsorship of all of the Employee Benefit Plans and (ii) all liabilities and

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obligations relating to any Employee (and any such Employee’s employment and termination thereof), Employee Benefit Plan (including any Incentive Compensation Agreement) or employment practice at or with respect to the Property, in each case, whether arising before, as of, or following the Closing, including, for the avoidance of doubt, any severance or other termination costs with respect to any Employee whose employment is terminated pursuant to clause (b) of the first sentence of this Section 15.1. Seller’s indemnification of Buyer and Buyer-Related Entities under this Section 15.1 shall (x) be in addition to, and not in lieu or limitation of, Seller’s indemnification of Buyer and Buyer-Related Entities under Section 11.1 and (y) survive the Closing or any termination of this Agreement indefinitely.

Article XVI
MISCELLANEOUS

Section 16.1.        Exculpation.

(a)                Notwithstanding anything to the contrary contained herein, Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets shall not be subject to any claims of any Person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Seller under this Agreement. The provisions of this Section 16.1(a) shall survive the Closing or any termination of this Agreement.

(b)               Notwithstanding anything to the contrary contained herein, Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and their individual assets shall not be subject to any claims of any Person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Buyer under this Agreement. The provisions of this Section 16.1(b) shall survive the Closing or any termination of this Agreement.

Section 16.2.        Brokers.

(a)                Seller represents and warrants to Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker. Seller shall be responsible for the payment of any commission or fee due to Broker in connection with the subject transaction pursuant to a separate agreement. Seller agrees to indemnify, protect, defend and hold Buyer and Buyer-Related Entities harmless from and against all Losses resulting from Seller’s breach of the foregoing representation in this Section 16.2(a). The provisions of this Section 16.2(a) shall survive the Closing or any termination of this Agreement indefinitely.

(b)               Buyer represents and warrants to Seller that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated

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hereby other than Broker. Buyer agrees to indemnify, protect, defend and hold Seller and Seller-Related Entities harmless from and against all Losses resulting from Buyer’s breach of the foregoing representations in this Section 16.2(b). The provisions of this Section 16.2(b) shall survive the Closing or any termination of this Agreement indefinitely.

Section 16.3.        Confidentiality; Press Release; IRS Reporting Requirements.

(a)                Buyer and Seller, and each of their respective Affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Assets, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which Affiliates of Buyer are parties), (ii) to their partners, advisers, underwriters, analysts, employees, Affiliates, officers, directors, consultants, lenders, accountants, legal counsel, title companies or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality or (iii) to comply with any Applicable Law or Nasdaq listing requirements. The foregoing shall supersede any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section 16.3(a) shall survive the Closing or the termination of this Agreement for a period of one (1) year.

(b)               Neither Seller nor Buyer may issue a press release with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party and provided that the content of any such press release shall be subject to the prior written consent of the other party hereto and in no event shall any such press release issued by Buyer disclose the identity of Seller’s direct or indirect beneficial owners by name or the consideration paid to Seller for the Assets.

(c)                For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in Treasury Regulation Section 1.6045-4 and any successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Buyer hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person.

Section 16.4.        Escrow Provisions.

(a)                The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed

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to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder.

(b)               The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Seller and Buyer.

Section 16.5.        Earnest Money Escrow Account; Escrowed Funds.

(a)                The Escrow Agent shall hold the Earnest Money in escrow in an interest-bearing bank account reasonably approved by Seller and Buyer (the “Earnest Money Escrow Account”). All investments of the Earnest Money shall be subject to the approval of Buyer.

(b)               The Escrow Agent shall hold the Earnest Money in escrow in the Earnest Money Escrow Account until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds in accordance with the terms of this Section 16.5(b). Seller and Buyer understand that no interest is earned on the Earnest Money during the time it takes to transfer into and out of the Earnest Money Escrow Account. At the Closing, the Earnest Money shall be paid by the Escrow Agent to, or at the direction of, Seller. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount, the Escrow Agent shall, within twenty-four (24) hours thereof give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection within five (5) Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, the Escrow Agent shall have the right at any time to deposit the Earnest Money with the clerk of the court of New York County. The Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

(c)                Following the Closing, and subject to Section 3.5 and Section 10.9, the Escrow Agent shall hold the LOC Work Holdback and/or YBR Holdback (collectively, the “Escrowed Funds”) in escrow in interest-bearing bank accounts reasonably approved by Seller and Buyer (the “Post-Closing Escrow Accounts”). All investments of the Escrowed Funds shall be subject to the approval of Buyer.

(d)               The Escrow Agent shall hold the Escrowed Funds in escrow and shall hold or apply such proceeds in accordance with the terms of Section 3.5, Section 10.9 and this Section 16.5(d). Seller and Buyer understand that no interest is earned on the Escrowed Funds during the time it takes to transfer into and out of the Post-Closing Escrow Accounts. If any dispute arises as to whether the Escrow Agent is obligated to deliver the Escrowed Funds or as to whom the Escrowed Funds are to be delivered or the amount or timing thereof, the Escrow Agent shall not

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be required to make any delivery, but in such event the Escrow Agent may hold the Escrowed Funds until receipt by the Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Funds, directing the disposition of the Escrowed Funds, or in the absence of such authorization, the Escrow Agent may hold the Escrowed Funds until receipt of a certified copy of a final judgment or order of a court of competent jurisdiction, providing for the disposition of the Escrowed Funds. However, the Escrow Agent shall have the right at any time to deposit the Escrowed Funds with the clerk of the court of New York County. The Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder. The provisions of this Section 16.5(d) shall survive the Closing.

Section 16.6.        Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 16.7.        Assignment. This Agreement may not be assigned by Buyer without the prior written consent of Seller. Notwithstanding the foregoing, Buyer may designate one or more Affiliates that is majority owned and controlled by Buyer or under common control with Buyer to which (i) the Assets will be assigned at the Closing and (ii) the Crossroads Parking Parcel will be assigned at a separate closing.

Section 16.8.        Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 16.9.        Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) sent by electronic mail, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 16.9):

(a)                To Buyer:

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: Head, U.S. Asset Management

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Email: realestatenotices@blackstone.com

and

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: General Counsel

Email: realestatenotices@blackstone.com

with copies thereof to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Sasan Mehrara

Benjamin Schaye
Email: smehrara@stblaw.com

ben.schaye@stblaw.com

(b)               To Seller or Parent:

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

Attn: John D. Milton, Jr.

Email: jmilton@patriottrans.com

with copies thereof to:

Nelson Mullins Riley & Scarborough LLP

50 N. Laura Street, Suite 4100

Jacksonville, Florida 32202

Attn: Daniel B. Nunn, Jr.

Email: daniel.nunn@nelsonmullins.com

(c)                To the Title Company/Escrow Agent:

Lexington National Land Services

39 West 37th Street, Fl. 12A

New York, NY 10018

Attn: Fanny Trataros

Email: FTrataros@lexnls.com

and

Old Republic National Title Insurance Company

20 S. Clark Street Suite 2900

Chicago, IL 60603

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Attn: Charles J. Vachout Jr.

Email: cvachout@oldrepublictitle.com

A notice shall be deemed to have been given: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day; and (iv) in the case of email, upon the sender’s receipt of confirmation (which may be in the form of an automated electronic response) of delivery or upon the first attempted delivery on a Business Day. Buyer and Seller acknowledge that Parent shall be the representative Seller (the “Representative Seller”) for the purpose of giving notice under this Agreement, and that any notice given by Representative Seller pursuant to this Section 16.9 shall be deemed to have been given by each Seller hereunder.

Section 16.10.    Entire Agreement. This Agreement and the Voting Agreement contain all of the terms agreed upon between the parties hereto with respect to the subject matter of this Agreement and the Voting Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement and the Voting Agreement fully and completely express the agreement of the parties hereto.

Section 16.11.    Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of Seller or Buyer hereunder be waived, except by written agreement executed by Seller and Buyer, or with respect to a termination, except as otherwise specifically provided in this Agreement. Any waiver or consent given under this Section 16.11 shall be effective only in the specific instance, and for the purpose, for which given.

Section 16.12.    No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

Section 16.13.    Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Florida.

Section 16.14.    Intentionally Omitted.

Section 16.15.    Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law.

Section 16.16.    Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

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Section 16.17.    Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.

Section 16.18.    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter.

Section 16.19.    Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto, other than in connection with an action for specific performance by Buyer.

Section 16.20.    Time is of the Essence. Seller and Buyer agree that time is of the essence with respect to the obligations of Seller and Buyer under this Agreement.

Section 16.21.    Schedules. Seller and Buyer agree that disclosure of any fact or item on any schedule attached to this Agreement shall, should the existence of such fact or item be relevant to any other schedule, be deemed to be disclosed with respect to that other schedule so long as the relevance of such disclosure to such other section is reasonably apparent.

Section 16.22.    Waiver of Jury Trial. Seller and Buyer hereby irrevocably waive trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

Section 16.23.    Joint and Several Liability. Notwithstanding anything to the contrary contained in this Agreement, the liabilities and obligations of Seller shall be joint and several in all respects.

Section 16.24.    State Specific Provisions. Seller and Buyer agree that, notwithstanding anything to the contrary contained herein, the provisions of this Section 16.24 shall apply with respect to the transactions contemplated herein to the extent an individual Property is located in the state as set forth below and any provision of this Agreement shall be deemed modified by the provisions contained in this Section 16.24 solely with respect to such Property to the extent required to effect each of the applicable state requirements herein.

(a)                Delaware.

(i)                 Notwithstanding Section 2.3, the parties will cooperate and effectuate Closing and funding of the transaction to the extent required by Applicable Law.

(ii)               In addition to the items set forth in Section 6.2(b) of the Agreement, Seller shall deliver all forms required under 30 Del. C. § 1126(b), 30 Del. C. § 1606(b), or 30 Del. C. § 1909(b), as applicable, including the form commonly known as Delaware Form

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5403 (Real Estate Tax Return Declaration of Estimated Income Tax ("Withholding Form")); and, if withholding tax is due, Seller shall deliver to the Title Company at Closing the estimated tax reported due on the Withholding Form in the correct form for payment as provided in the Withholding Form.

Section 16.25.    1031 Exchange. Subject to this Section 16.25, Seller may require Buyer, pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, pay the Purchase Price to a trust or intermediary party designated by Seller, so Seller may participate in a tax-deferred exchange of like-kind property. Such election will be made, if at all, by notice to Buyer at least ten (10) days before the Closing Date. Seller and Buyer agree to execute any reasonably necessary agreements and/or other documents to effectuate Seller’s tax-deferred exchange, provided (a) the consummation or accomplishment of any such like-kind exchange shall not be a condition to Seller’s obligations under this Agreement; (b) such exchange shall not result in any delay of the Closing; (c) Buyer’s obligations under the Agreement will not be increased; (d) such documents will not modify Buyer’s or Seller’s representations, warranties or obligations under this Agreement; (e) the Purchase Price paid by Buyer will not be different from what Buyer would have otherwise paid hereunder and Buyer shall not be required to take title to any asset other than the Assets in connection with such like-kind exchange; (f) Buyer will incur no additional cost, expense, Tax or liability as a result of its cooperation in the exchange; and (g) Seller will indemnify and hold harmless Buyer for additional expenses, including, but not limited to, Taxes, closing costs, and any cost or expense (including reasonable counsel fees) that Buyer my suffer, sustain or become subject to as a result of the Purchase Price being paid to a trust or intermediary party, rather than to Seller, and the trust’s or intermediary’s subsequent use of the Purchase Price. Notwithstanding anything to the contrary, this Section 16.25 shall survive the Closing.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

PARENT:

FRP HOLDINGS, INC.,
a Florida corporation

By:

Name: John D. Baker II

Title: Chief Executive Officer

SELLERS:

OZ LLC,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

1502 QUARRY LLC,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

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67

FRP LAKESIDE LLC #1,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP LAKESIDE LLC #2,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP LAKESIDE LLC #3,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

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68

FRP LAKESIDE LLC #4,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP LAKESIDE LLC #5,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

HOLLANDER 95 LLC,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

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69

FRP TRANSIT BUSINESS PARK LLC, a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP BIRD RIVER LLC,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP MANASSAS LLC,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

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FRP HILLSIDE LLC,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP HILLSIDE LLC #2,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP HILLSIDE LLC #3,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

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71

FRP OREGON AVENUE LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP PRESTON COURT LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP 10820 GILROY LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

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72

FRP KELSO LLC,

a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP PORT CAPITAL HOLDINGS LLC, a Maryland limited liability company

By: FRP DEVELOPMENT CORP., a Maryland corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP AZALEA LLC,

a Maryland limited liability company

By: FLORIDA ROCK PROPERTIES, INC., a Florida corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

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73

FRP DORSEY LLC,

a Maryland limited liability company

By: FLORIDA ROCK PROPERTIES, INC., a Florida corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

FRP INTERCHANGE LLC,
a Maryland limited liability company

By: FLORIDA ROCK PROPERTIES, INC., a Florida corporation, its sole member

By:

Name: John D. Baker II

Title: Chief Executive Officer

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BUYER:
BRE FOXTROT PARENT LLC,
a Delaware limited liability company

By:
Name:
Title:

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JOINDER BY ESCROW AGENT

Old Republic National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Seller and Buyer as of March ___, 2018, and accepts the obligations of the Escrow Agent as set forth herein.

ESCROW AGENT:
Old Republic National Title Insurance Company

By:
Name:
Title:

[Signature Page to Escrow Agent Joinder]

ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT OF EARNEST MONEY

Old Republic National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received the Earnest Money on March ___, 2018. The Escrow Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of the Agreement.

ESCROW AGENT:
Old Republic National Title Insurance Company

By:
Name:
Title:

[Signature Page to Escrow Agent Acknowledgement of Earnest Money]

ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT OF ESCROWED FUNDS[1]

Old Republic National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received the Escrowed Funds on _________________ ___, 2018. The Escrow Agent hereby agrees to hold and distribute the Escrowed Funds in accordance with the terms and provisions of the Agreement.

ESCROW AGENT:
Old Republic National Title Insurance Company

By:
Name:
Title:

[1] Note: To be executed by Escrow Agent at Closing upon receipt of Escrowed Funds.

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JOINDER

1.                  In consideration of Buyer’s execution of that certain Agreement of Purchase and Sale (the “Agreement”) to which this “Joinder” is attached (and of which it forms a part), the undersigned (“Seller Parent”), hereby agrees, if the Closing occurs, to fulfill the post-Closing payment obligations of Seller under Section 11.1 of the Agreement (the “Obligations”) in accordance with the terms of the Agreement and to the extent such Obligations are not timely fulfilled by Seller, in each case subject to the limitations set forth in the Agreement. Capitalized terms used in this Joinder and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

2.                  Seller Parent acknowledges that Seller Parent is an affiliate of Seller and that Seller Parent will derive substantial benefits from the execution of the Agreement and the transactions contemplated thereby, and that Seller Parent’s execution of this Joinder is a material inducement and condition to Buyer’s execution of the Agreement.

3.                  Notwithstanding anything to the contrary contained in this Joinder, the obligations and liabilities of Seller Parent under this Joinder are subject to all limitations applicable to Seller’s obligations and liabilities under the Agreement, including, without limitation, the terms set forth in Section 11.3 and Section 11.4 of the Agreement, and all such terms are incorporated herein by this reference as if set forth in full herein. All obligations and liabilities of Seller Parent under this Joinder (including any cause of action by reason of a breach thereof) shall survive the Closing but not beyond the expiration of the Survival Period unless a longer or shorter survival period is expressly provided for in this Agreement; provided, however, that liability for Seller’s obligations under Section 9.1, Section 15.1 and Section 16.2 shall survive indefinitely; provided, further, that no claim for indemnification and no action or proceeding with respect to such claims that are subject to the Survival Period or a longer or shorter survival period as expressly provided for in the Agreement shall be valid or enforceable, at law or in equity, unless a Claim Notice is delivered prior to the expiration of the Survival Period or the applicable longer or shorter survival period as expressly provided for in this Agreement.

4.                  The following Sections of the Agreement shall apply to this Joinder as though herein set forth in full, mutatis mutandis: Section 11.3, Section 11.4, Section 16.6 through Section 16.19 (with any notice to Seller Parent to be sent to the addresses set forth for Seller in Section 16.9 of the Agreement) and Section 16.21 through Section 16.24. Additionally, Buyer’s confidentiality obligations contained in Section 16.3(a) of the Agreement shall apply to any and all information relating to Seller Parent that may be provided to Buyer.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Agreement.

SELLER PARENT:

FRP HOLDINGS, INC.,

a Florida corporation

By:

Name: John D. Baker II

Title: Chief Executive Officer

[Signature Page to Seller Joinder]

Schedule A-1

Properties and Sellers

Property	Seller	State of Organization
1502 Quarry Drive, Edgewood, Maryland 21040	1502 Quarry LLC	Maryland
1504 Quarry Drive, Edgewood, Maryland 21040	FRP Lakeside LLC #2	Maryland
1506 Quarry Drive, Edgewood, Maryland 21040	FRP Lakeside LLC #2	Maryland
2201 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #5	Maryland
2202 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #4	Maryland
2203 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #5	Maryland
2204 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #4	Maryland
2206 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #1	Maryland
2208 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #1	Maryland
7001 Dorsey Road, Hanover, Maryland 21076	FRP Hillside LLC #2	Maryland
7010 Dorsey Road, Hanover, Maryland 21076	FRP Hillside LLC	Maryland
7020 Dorsey Road, Hanover, Maryland 21076	FRP Hillside LLC #3	Maryland
7021 Dorsey Road, Hanover, Maryland 21076	FRP Hillside LLC	Maryland
9104 Yellow Brick Road, Rosedale, Maryland 21237	OZ LLC	Maryland
9108 Yellow Brick Road, Rosedale, Maryland 21237	OZ LLC	Maryland
810 Oregon Avenue, Linthicum, Maryland 21090	FRP Oregon Avenue LLC	Maryland
812 Oregon Avenue, Linthicum, Maryland 21090	FRP Oregon Avenue LLC	Maryland
3031 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3041 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3051 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3101 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3121 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3131 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
1901 62nd Street, Baltimore, Maryland 21237	FRP Hollander 95 LLC	Maryland
1921 62nd Street, Baltimore, Maryland 21237	FRP Hollander 95 LLC	Maryland
8230 Preston Court, Jessup, Maryland 20794	FRP Preston Court LLC	Maryland
8240 Preston Court, Jessup, Maryland 20794	FRP Preston Court LLC	Maryland
10820 Gilroy Road, Hunt Valley, Maryland 21031	FRP 10820 Gilroy LLC	Maryland
8515 Kelso Drive, Essex, Maryland 21221	FRP Kelso LLC	Maryland
8525 Kelso Drive, Essex, Maryland 21221	FRP Kelso LLC	Maryland
7700 Port Capital Drive, Elkridge, Maryland 21075	FRP Port Capital Holdings LLC	Maryland
8620 Dorsey Run Road, Jessup, Maryland 20794	FRP Dorsey LLC	Maryland
11500 Crossroads Circle, Middle River, Maryland 21220	FRP Bird River LLC	Maryland
6920 Tudsbury Road, Windsor Mill, Maryland 21244	FRP Windsor LLC	Maryland
7600 Doane Drive, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
7780 Doane Drive, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
7760 Doane Drive, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
11800 Brewer’s Spring Road, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
11801 Brewer’s Spring Road, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
100 Interchange Boulevard, Newark, Delaware 19711	FRP Interchange, LLC	Maryland
200 Interchange Boulevard, Newark, Delaware 19711	FRP Interchange, LLC	Maryland
Parcel C-1 Interchange Business Park, Newark, Delaware 19711	FRP Interchange, LLC	Maryland
1187 Azalea Garden Road, Norfolk, Virginia 23502	FRP Azalea LLC	Maryland

.